Exhibit 2.1

Execution Version

AGREEMENT AND PLAN

OF

MERGER

UNITED COMMUNITY BANKS, INC.

and

RELIANT BANCORP, INC.

July 14, 2021

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated July 14, 2021, is made and entered into by and between United Community Banks, Inc., a Georgia corporation (“Company”), and Reliant Bancorp, Inc., a Tennessee corporation (“Target”), under authority of resolutions of their respective boards of directors duly adopted.

R E C I T A L S

A.          The board of directors of each of Company and Target has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Company and Target, respectively, and their respective shareholders.

B.          As a material inducement for Company to enter into this Agreement, each member of the board of directors of Target has entered into a voting agreement (all such agreements, collectively, the “Voting Agreements”), dated as of the date hereof and substantially in the form attached hereto as Exhibit A, pursuant to which he or she has agreed, among other things and subject to the terms and conditions set forth therein, to vote his or her shares of Target Common Stock (as defined below) in favor of approval of this Agreement.

C.          For U.S. federal income tax purposes, the Parties (as defined below) intend for the Merger (as defined below) provided for herein to qualify as a “reorganization” under the provisions of Section 368(a) of the Code (as defined below), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354, 361, and 368 of the Code and within the meaning of Treasury Regulation Section 1.368-2(g).

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants, agreements, representations, and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Certain Definitions.  For purposes of and as used in this Agreement, the terms defined below shall, when capitalized, have the indicated meanings.

“Acquisition Proposal” means any inquiry, indication, proposal, solicitation, or offer from or by any Person relating to (a) any direct or indirect purchase or acquisition of 20% or more of the total consolidated assets of Target and its Subsidiaries, in a single transaction or series of related transactions; (b) any tender offer (including a self-tender) or exchange offer with respect to, or direct or indirect purchase or acquisition of, 20% or more of any class of equity securities of Target or Target Bank; or (c) any merger, share exchange, consolidation, business combination, reorganization, recapitalization, or similar transaction involving Target or Target Bank, in each case other than the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.  For this purpose, the terms “controls,” “controlled by,” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Average Closing Price” means the volume-weighted average closing price per share of Company Common Stock as reported on the Nasdaq Global Select Market (or such other exchange or market on which the Company Common Stock shall then trade) for the 10 consecutive Trading Days ending on (and including) the Determination Date.

“Beginning Closing Price” means the volume-weighted average closing price per share of Company Common Stock as reported on the Nasdaq Global Select Market for the 10 consecutive Trading Days ending on (and including) the Trading Day immediately prior to the date of this Agreement.

“BHCA” means the Bank Holding Company Act of 1956, as amended (12 U.S.C. § 1841 et seq.).

“Book-Entry Shares” means shares of Target Common Stock which, immediately prior to the Effective Time, are non-certificated.

“Business Day” means Monday through Friday of each week, excluding legal holidays recognized as such by the U.S. government and any day on which banking institutions in Nashville, Tennessee or Greenville, South Carolina are authorized or obligated to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.

“Certificate” means a certificate which, immediately prior to the Effective Time, represents shares of Target Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bank” means United Community Bank, a South Carolina state-chartered bank and wholly owned Subsidiary of Company.

“Company Bank Common Stock” means the common stock, no par value per share, of Company Bank.

“Company Bank Preferred Stock” means the preferred stock, no par value per share, of Company Bank.

“Company Bank Stock” means, collectively, the Company Bank Common Stock and the Company Bank Preferred Stock.

“Company Closing Price Ratio” means the quotient of (a) the Average Closing Price, divided by (b) the Beginning Closing Price.

“Company Common Stock” means the common stock, par value $1.00 per share, of Company.

“Company Data” means all information, data, and records owned, licensed, maintained, or possessed by, or in the custody or under the control of, Company or any of its Subsidiaries, including “nonpublic personal information” (as defined in 15 U.S.C. § 6809(4)) of customers of Company Bank, financial information, payment cardholder data, and any information, data, or records stored, communicated, transmitted, or otherwise processed in or on the Company IT Systems.

“Company Information Security Incident” means any actual or reasonably suspected (i) unauthorized or accidental access to or loss, use, disclosure, modification, destruction, or acquisition of any Company Data or (ii) compromise to the security, integrity, or availability of the Company IT Systems that has resulted in or would reasonably be expected to result in (A) a material and adverse impact on the business operations of Company or any of its Subsidiaries or (B) unauthorized access to or acquisition of or misuse of data maintained, processed, or communicated on the Company IT Systems.

“Company IT Systems” means all information technology and computer systems, components, equipment, and facilities (including any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of Company or any of its Subsidiaries or otherwise necessary for or material to the conduct of the business of Company or any of its Subsidiaries.

 “Company Parties” means, collectively, Company and Company Bank.

“Company Preferred Stock” means the preferred stock, par value $1.00 per share, of Company.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated April 6, 2021, by and between Company and Target.

“Contract” means any contract, agreement, commitment, or understanding, including any lease, deed of trust, mortgage, license, note, or indenture.

“Determination Date” means that certain date which is the fifth Business Day prior to the Closing Date.

“Disclosure Memoranda” means, collectively, the Company Disclosure Memorandum and the Target Disclosure Memorandum.

“Environmental Law” means any Law relating to (a) pollution, the protection, preservation, remediation, or restoration of the environment or natural resources, (b) the handling, use, storage, recycling, treatment, generation, transportation, processing, production, presence, disposal, or release of or exposure to any Hazardous Substance, or (c) injury to persons or property from exposure to any Hazardous Substance, in each case in effect on the date of this Agreement.  The term Environmental Law includes, without limitation, (i) the following federal statutes, in each case as amended, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, or regulations addressing similar matters: CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and (ii) any common Law that imposes Liability (including strict liability) for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is considered one employer with a Party or any of such Party’s Subsidiaries or Affiliates under Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” means shares of Target Common Stock that, immediately prior to the Effective Time, are owned or held, other than in a bona fide fiduciary or agency capacity, by Company or Target or any Subsidiary of Company or Target, including shares of Target Common Stock held by Target as treasury stock.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the U.S.

“GBCC” means the Georgia Business Corporation Code, Ga. Code Ann. § 14-2-101 et seq.

“Governmental Entity” means any federal, state, local, or foreign court, agency, tribunal, commission, government, or governmental, regulatory, or administrative body, instrumentality, or authority, including the SEC, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Labor, the IRS, the Federal Reserve, the FDIC, the SCBFI, and the TDFI, as well as any arbitrator or mediator.

“Hazardous Substance” means any substance (whether solid, liquid, or gas) defined, listed, designated, classified, or otherwise regulated, as of the date of this Agreement, as a pollutant, hazardous or toxic waste, hazardous or toxic substance, hazardous or toxic material, extremely hazardous or toxic waste, flammable or explosive material, or radioactive material, or words of similar meaning or regulatory effect under any Environmental Law, including oil, petroleum and petroleum products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, and mycotoxins.

“Index Ratio” means the quotient of (a) the Index Value on the Determination Date, divided by (b) the Index Value on the Trading Day immediately prior to the date of this Agreement.

“Index Value,” on a given date, means the closing index value for the KBW Nasdaq Bank Index (BKX) as reported in The Wall Street Journal.

“Intellectual Property” means (a) inventions, whether or not patentable and whether or not reduced to practice, and all improvements thereto, and patents, patent applications, and patent disclosures, together with all re-issues, continuations, continuations-in-part, divisions, extensions, and re-examinations thereof; (b) trademarks, whether registered or unregistered, service marks, logos, domain names, rights in or to Internet web sites, and corporate, fictitious, assumed, and trade names; (c) copyrights, whether registered or unregistered, and all applications, registrations, and renewals relative thereto; (d) datasets, databases, and related information and documentation; (e) trade secrets and proprietary know-how; and (f) any other material intellectual property or proprietary rights.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means (a) with respect to Company, the actual knowledge, following reasonable inquiry, of those individuals set forth on Schedule 1.1 of the Company Disclosure Memorandum, and (b) with respect to Target, the actual knowledge, following reasonable inquiry, of those individuals set forth on Schedule 1.1 of the Target Disclosure Memorandum.

“Laws” means any and all federal, state, local, and foreign laws, constitutions, statutes, codes, ordinances, rules, and regulations and any and all policies and guidelines of any Governmental Entity.

“Liability” means any debt, liability, commitment, or obligation of any kind, character, or nature whatsoever (whether accrued, contingent, absolute, known, unknown, or otherwise and whether due or to become due).

“Lien” means any lien, claim, attachment, garnishment, imperfection of title, defect, pledge, mortgage, deed of trust, hypothecation, security interest, charge, option, restriction, easement, reversionary interest, right of refusal, voting trust arrangement, buy-sell agreement, preemptive right, or other adverse claim, encumbrance, or right of any nature whatsoever.

“Loan” means a loan, commitment to lend, lease, advance, credit enhancement, guarantee, or other extension of credit or borrowing arrangement.

“Material Adverse Effect” means, with respect to Company (including as the Surviving Corporation at and after the Effective Time) or Target, as the case may be, an effect, circumstance, occurrence, event, development, or change that, individually or in the aggregate with one or more other effects, circumstances, occurrences, events, developments, or changes, (a) has had, or would reasonably be expected to have, a material and adverse effect on the business, assets, liabilities, financial condition, or results of operations of such Party and its Subsidiaries taken as a whole or (b) prevents or materially impedes the consummation by such Party of the transactions contemplated by this Agreement; provided, however, that, with respect to clause (a), the term Material Adverse Effect shall not be deemed to include the impact of any effect, circumstance, occurrence, event, development, or change to the extent resulting from (i) changes after the date of this Agreement in Laws (including Pandemic Measures) of general applicability to insured depository institutions and/or registered bank or financial holding companies, or interpretations thereof by Governmental Entities, (ii) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to insured depository institutions and/or registered bank or financial holding companies generally, (iii) changes in economic conditions, or changes in global, national, regional, or local political or market conditions (including changes in credit or debt markets or changes in prevailing interest or exchange rates), in either case affecting the banking and financial services industry (at a global, national, regional, or local level) generally (including changes arising from a Pandemic or any Pandemic Measures), (iv) actions and omissions of Company and Target required under this Agreement or taken or omitted with the prior written consent of Target (in the case of actions and omissions by Company) or Company (in the case of actions and omissions by Target), (v) any failure by Company or Target, in and of itself, to meet any internal or published industry analyst projections, forecasts, or estimates of revenue, earnings, or other financial or operating metrics for any period (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), (vi) subject to Target’s rights pursuant to Section 9.1(i), changes, in and of themselves, in the trading price or trading volume of the Company Common Stock or Target Common Stock (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such changes that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), (vii) acts of war, armed hostilities, or terrorism within or involving the U.S., (viii) the public announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on relationships with customers or employees, or (ix) hurricanes, earthquakes, tornados, floods, or other natural disasters or any outbreak of any disease or other public health event, including a Pandemic; provided that effects, circumstances, occurrences, events, developments, and changes resulting from the changes or other matters described in clauses (i), (ii), (iii), and (vii) shall not be excluded in determining whether there exists or has occurred a Material Adverse Effect to the extent of any materially disproportionate impact they have on the subject Party and its Subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry.

“Minimum Per Share Merger Consideration” means the lesser of (a) the product of (i) the Exchange Ratio (prior to any increase in the Exchange Ratio pursuant to Section 9.1(i)), multiplied by (ii) the Beginning Closing Price, multiplied by (iii) 0.80, and (b) (i) the product of (A) the Index Ratio, multiplied by (B) 0.80, multiplied by (C) the Exchange Ratio (prior to any increase in the Exchange Ratio pursuant to Section 9.1(i)), multiplied by (D) the Average Closing Price, divided by (ii) the Company Closing Price Ratio.

“Nasdaq” means The Nasdaq Stock Market.

“Pandemic” means any outbreaks, epidemics, or pandemics relating to SARS-CoV-2 or Covid-19, or any evolutions or mutations thereof, or any other viruses (including influenza) and the governmental and other responses thereto.

“Pandemic Measures” means any quarantine, shelter in place, stay at home, workforce reduction, social distancing, shut down, closure, sequester, or other Laws, directives, policies, guidelines, or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a Pandemic.

“Parties” means, collectively, Company and Target.

“Permitted Liens” means (a) liens for Taxes not yet delinquent or the amount of which or the liability therefor (or both) is being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment of such Taxes have been established in accordance with GAAP and applicable regulatory accounting requirements; (b) mechanics’, carriers’, workers’, repairers’, and similar inchoate liens arising or incurred in the ordinary course of business for amounts which are not delinquent or are being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment thereof have been established in accordance with GAAP and applicable regulatory accounting requirements; (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over the subject Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to the subject Person’s owned or leased real property, which do not materially impair the occupancy or use of the subject real property for the purpose(s) for which it is currently used in connection with such Person’s business; (e) any right of way or easement related to public roads or highways which does not materially impair the occupancy or use of the subject real property for the purpose(s) for which it is currently used in connection with the subject Person’s business; and (f) inchoate liens arising or incurred in the ordinary course of business under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation for amounts that are not delinquent.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, and any other entity or organization, whether or not incorporated or organized, including any Governmental Entity.

“Personal Information” means any information relating to an identified or identifiable natural person to the extent such information is owned, licensed, maintained, or possessed by, or in the custody or under the control of, a Party or any of its Subsidiaries.  The term Personal Information includes any personally identifiable financial information, cardholder data, or other information specifically defined, identified, protected, or regulated by or under any Privacy Law.

“Privacy Laws” means all Laws relating to the privacy, confidentiality, protection, or security of Personal Information or the Company IT Systems or the Target IT Systems, as applicable.  The term Privacy Laws includes (a) Title V (Privacy) of the Gramm-Leach-Bliley Act (15 U.S.C. §§ 6801-6827) and all implementing regulations promulgated thereunder; (b) the Fair Credit Reporting Act, as amended, 15 U.S.C. § 1681 et seq. (the “FCRA”), and all regulations implementing the FCRA; and (c) all Laws concerning financial privacy, data breach notification, information security safeguards, the secure disposal of records containing Personal Information, and the transmission of marketing or commercial messages through any means (including without limitation via email or text message).  The term Privacy Laws shall also include the Payment Card Industry (“PCI”) Data Security Standard and any other applicable security standards, requirements, or assessment procedures published by the PCI Security Standards Council in connection with a PCI Security Standards Council program.

“Proxy Statement/Prospectus” means the proxy statement, in definitive form, filed by Target with the SEC relating to the Target Meeting, together with any amendments or supplements thereto, which will include the prospectus of Company relating to the Company Common Stock to be issued to holders of Target Common Stock in connection with the transactions contemplated by this Agreement.

“Registration Statement” means the registration statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed or to be filed by Company with the SEC under the Securities Act with respect to the shares of Company Common Stock to be issued by Company to the holders of Target Common Stock in connection with the transactions contemplated by this Agreement.

“Requisite Regulatory Approvals” means all regulatory authorizations, consents, waivers, orders, and approvals (a) from the Federal Reserve (in respect of the Merger), the FDIC, SCBFI, or TDFI (in respect of the Bank Merger), or the U.S. Department of Justice, or (b) referred to in Section 4.2(f) or Section 5.2(f), that are necessary to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), except for any such authorizations, consents, waivers, orders, or approvals the failure of which to be obtained would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SCBCA” means the South Carolina Business Corporation Act of 1988, S.C. Code Ann. § 33-1-101 et seq.

“SCBFI” means the South Carolina Board of Financial Institutions.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“South Carolina Banking Act” means Title 34 of the South Carolina Code of Laws, S.C. Code Ann. § 34-1-10 et seq.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, trust, or other entity 50% or more of the outstanding equity or ownership interests of which such Person holds directly or indirectly.

“Superior Proposal” means any written Acquisition Proposal which Target’s board of directors determines in good faith, after taking into account the legal, financial, regulatory, and other aspects of the proposal (including the amount, form, and timing of payment of consideration, any financing contingencies, any break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, and all conditions to consummation) and the Person making the proposal, and after consulting with its financial advisor(s) with respect to financial matters and outside legal counsel with respect to legal matters, and such other factors as Target’s board of directors reasonably considers to be appropriate, is (a) more favorable from a financial point of view to the shareholders of Target than the transactions contemplated by this Agreement and (b) is reasonably likely to be consummated on the terms set forth therein; provided, however, that for purposes of this definition of Superior Proposal, references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%.”

“Target Bank” means Reliant Bank, a Tennessee state-chartered bank and direct, wholly owned subsidiary of Target.

“Target Bank Common Stock” means the common stock, par value $1.00 per share, of Target Bank.

“Target Bank Preferred Stock” means the preferred stock, par value $1.00 per share, of Target Bank.

“Target Bank Stock” means, collectively, the Target Bank Common Stock and the Target Bank Preferred Stock.

“Target Benefit Plan” means any pension, retirement, survivor income, salary continuation, stock option, restricted stock, restricted stock unit, stock purchase, stock ownership, stock appreciation right, capital appreciation, equity-related, profit sharing, deferred compensation, bonus, group insurance, disability, severance, change of control, fringe benefit, incentive, cafeteria or Code Section 125, welfare, or other benefit plans, contracts, agreements, and arrangements, including without limitation “employee benefit plans” as defined in Section 3(3) of ERISA whether or not subject to or covered by ERISA, incentive and welfare policies, contracts, plans, and arrangements, including split dollar life insurance arrangements, and all trust agreements and funding arrangements related thereto, in each such case which are or have been maintained, sponsored, or contributed to (or required to be contributed to) by Target or an ERISA Affiliate of Target for the benefit of or with respect to any present or former directors, officers, employees, or independent contractors of Target or any of its Subsidiaries, or any spouse or dependent of any such Person, or to, under or in connection with which Target or an ERISA Affiliate of Target has or may have any Liability, contingent or otherwise.

“Target Common Stock” means the common stock, par value $1.00 per share, of Target.

“Target Data” means all information, data, and records owned, licensed, maintained, or possessed by, or in the custody or under the control of, Target or any of its Subsidiaries, including “nonpublic personal information” (as defined in 15 U.S.C. § 6809(4)) of customers of Target Bank, financial information, payment cardholder data, and any information, data, or records stored, communicated, transmitted, or otherwise processed in or on the Target IT Systems.

“Target Equity Award” means a Target Option, Target Restricted Share Award, or Target RSU Award.

“Target ESPP” means the Amended and Restated Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan.

“Target Information Security Incident” means any actual or reasonably suspected (a) unauthorized or accidental access to or loss, use, disclosure, modification, destruction, or acquisition of any Target Data or (b) compromise to the security, integrity, or availability of the Target IT Systems that has resulted in or would reasonably be expected to result in (i) a material and adverse impact on the business operations of Target or any of its Subsidiaries or (ii) unauthorized access to or acquisition of or misuse of data maintained, processed, or communicated on the Target IT Systems.

“Target IT Systems” means all information technology and computer systems, components, equipment, and facilities (including any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of Target or any of its Subsidiaries or otherwise necessary for or material to the conduct of the business of Target or any of its Subsidiaries.

 “Target Option” means an option to purchase shares of Target Common Stock.

“Target Parties” means, collectively, Target and Target Bank.

“Target Preferred Stock” means the preferred stock, par value $1.00 per share, of Target.

“Target Restricted Share Award” means an award of Target Common Stock that is subject to vesting, repurchase, or other lapse restrictions.

“Target RSU Award” means a restricted stock unit award in respect of shares of Target Common Stock.

“Target Stock” means, collectively, the Target Common Stock and the Target Preferred Stock.

“Tax” or “Taxes” means any and all federal, state, local, and foreign taxes, including (a) any income, profits, alternative or add-on minimum, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, net worth, premium, real property, personal property, vehicle, airplane, boat, vessel, or other title or registration, environmental, or windfall profit tax, custom, or duty, or any other tax, fee, assessment, levy, tariff, or charge of any kind whatsoever, together with any interest or penalty, addition to tax, or other additional amount imposed by any Governmental Entity responsible for the imposition or collection of any such tax, and (b) any Liability for the payment of any amounts of the type described in clause (a) (i) as a result of any express or implied agreement or obligation to indemnify, or a legal, express or implied obligation to otherwise assume or succeed to the liability of, any other Person or any contractual arrangement or agreement or (ii) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or similar group (or being included (or required to be included) in any Tax Return related thereto), including pursuant to Treasury Regulations Section 1.1502-6.

“Tax Return” means any return (including any amended return), declaration, or report, including elections, claims for refunds, schedules, estimates, and information returns and statements, with respect to Taxes (including estimated Taxes) together with all amendments and supplements thereto.

“TBCA” means the Tennessee Business Corporation Act, Tenn. Code Ann. § 48-11-101 et seq.

“TDFI” means the Tennessee Department of Financial Institutions.

“Tennessee Banking Act” means the Tennessee Banking Act, Tenn. Code Ann. § 45-1--101 et seq.

“TPS Documents” means, collectively, all agreements, documents, and instruments governing or related to the TPS Trusts, the Trust Debentures, or the Trust Preferred Securities.

“TPS Trusts” means, collectively, (a) Community First Capital Trust I, a statutory trust created under the laws of the State of Delaware (“TPS Trust I”), all of the common securities of which are held by Target, (b) Community First Capital Trust II, a statutory trust created under the laws of the State of Delaware (“TPS Trust II”), all of the common securities of which are held by Target, and (c) Community First Capital Trust III, a statutory trust created under the laws of the State of Delaware (“TPS Trust III”), all of the common securities of which are held by Target.

“Trading Day” means any day on which Nasdaq is open for trading with a scheduled and actual closing time of 4:00 p.m. Eastern Time.

“Trust Debentures” means, collectively, (a) those certain Series A Floating Rate Junior Subordinated Debenture(s) due December 31, 2032, issued by Target (or a predecessor) to TPS Trust I on or about August 30, 2002, (b) those certain Floating Rate Junior Subordinated Deferrable Interest Debenture(s) due September 15, 2035, issued by Target (or a predecessor) to TPS Trust II on or about September 15, 2005, and (c) those certain Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture(s) due December 15, 2037, issued by Target (or a predecessor) to TPS Trust III on or about September 27, 2007.

“Trust Preferred Securities” means, collectively, (a) those certain capital securities issued by TPS Trust I on or about August 30, 2002, (b) those certain capital securities issued by TPS Trust II on or about September 15, 2005, and (c) those certain capital securities issued by TPS Trust III on or about September 27, 2007.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended.

Section 1.2          Other Definitions.  Certain other capitalized terms used in this Agreement are defined elsewhere throughout this Agreement and not in Section 1.1.

ARTICLE II
THE MERGER

Section 2.1          The Merger.  Subject to and upon the terms and conditions set forth in this Agreement, at the Effective Time (as defined below), Target shall be merged with and into Company in accordance with, and with the effects provided in, this Agreement and applicable provisions of the GBCC and the TBCA (the “Merger”).  At the Effective Time, the separate corporate existence of Target shall cease and Company shall continue, as the surviving corporation of the Merger, as a corporation chartered under the laws of the State of Georgia (Company in such capacity as the surviving corporation of the Merger is sometimes referred to herein as the “Surviving Corporation”).

Section 2.2          Closing.  Subject to the satisfaction or waiver (to the extent permissible by applicable Law) of the conditions precedent set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permissible by applicable Law) thereof at the Closing), the closing of the transactions contemplated by this Agreement, including without limitation the Merger (the “Closing”), shall take place by electronic exchange of documents at 10:00 a.m. Eastern Time on a date mutually agreed upon by Company and Target, provided that such date shall be not more than 30 days after the satisfaction or waiver (to the extent permissible by applicable Law) of all of the conditions precedent set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permissible by applicable Law) thereof at the Closing), or at such other place, at such other time, or on such other date as the Parties may otherwise agree.  The actual date on which the Closing shall occur is referred to in this Agreement as the “Closing Date.”

Section 2.3          Effective Time.  Prior to or at the Closing, in order to effect the Merger, Company and Target shall duly execute and deliver articles of merger for filing with the Georgia Secretary of State (the “Georgia Articles of Merger”) and articles of merger for filing with the Tennessee Secretary of State (the “Tennessee Articles of Merger” and, together with the Georgia Articles of Merger, the “Articles of Merger”), such Articles of Merger to be in such form and of such substance as is consistent with applicable provisions of the GBCC and the TBCA and as otherwise mutually agreed upon by Company and Target.  The Merger shall become effective on such date and at such time as set forth in the Articles of Merger (the date and time the Merger becomes effective being referred to in this Agreement as the “Effective Time”).

Section 2.4          Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and applicable provisions of the GBCC and the TBCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, interests, privileges, powers, and franchises of Target shall vest in the Company, and all debts, liabilities, obligations, restrictions, disabilities, and duties of Target shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of Company.

Section 2.5          Company Stock.  The shares of Company Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger, and, accordingly, each share of Company Stock issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, remain issued and outstanding.

Section 2.6          Name of Surviving Corporation.  The legal name of the Surviving Corporation at and immediately following the Effective Time of the Merger will be “United Community Banks, Inc.”

Section 2.7         Charter and Bylaws of Surviving Corporation.  The charter and bylaws of Company, in each case as amended and/or restated and in effect immediately prior to the Effective Time, shall at and after the Effective Time be the charter and bylaws of the Surviving Corporation until such time as the same shall be amended and/or restated in accordance with applicable Law.

Section 2.8         The Bank Merger.  Simultaneously with the Parties’ execution of this Agreement, Company Bank and Target Bank have executed and delivered an agreement and plan of merger dated the date hereof (the “Bank Merger Agreement”), which provides for the merger of Target Bank with and into Company Bank immediately following the Effective Time of the Merger in accordance with the terms and conditions of, and with the effects provided by, the Bank Merger Agreement and applicable provisions of the SCBCA, the South Carolina Banking Act, the TBCA, and the Tennessee Banking Act (the “Bank Merger”).  Company Bank will be the banking corporation to survive the Bank Merger (Company Bank in such capacity as the surviving banking corporation of the Bank Merger is sometimes referred to herein as the “Surviving Bank”), and, at the effective time of the Bank Merger, the separate corporate existence of Target Bank will cease.  Prior to or as soon as reasonably practicable following the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law, Company shall approve the Bank Merger Agreement as the sole shareholder of Company Bank and Target shall approve the Bank Merger Agreement as the sole shareholder of Target Bank.  Prior to or at the Closing, Company will cause Company Bank to execute and deliver and Target will cause Target Bank to execute and deliver such articles of merger and other documents and certificates as are necessary or appropriate under applicable Law to effect the Bank Merger (the “Bank Merger Certificates”).

ARTICLE III
MERGER CONSIDERATION

Section 3.1         Conversion of Target Common Stock(a).  Subject to the other provisions of this Article III, solely by virtue and as a result of the Merger, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall, at the Effective Time, automatically and without any action on the part of the holder(s) thereof, be converted into and canceled in exchange for the right to receive 0.9842 (the “Exchange Ratio”) shares of Company Common Stock (the aggregate number of shares of Company Common Stock issuable by Company to holders of Target Common Stock as consideration for the Merger in accordance with this Agreement, together with any cash payable by Company to holders of Target Common Stock in lieu of fractional shares pursuant to Section 3.4 or pursuant to Section 9.1(i), is referred to herein as the “Merger Consideration”).

Section 3.2          Exchange Procedures.

(a)          Deposit with Exchange Agent.  At or prior to the Closing, Company shall deliver or cause to be delivered to an exchange agent mutually agreed upon by Company and Target (the “Exchange Agent”), for the benefit of holders of Target Common Stock (other than holders of Excluded Shares), a certificate or certificates or, at Company’s election, evidence of shares in book entry form representing the shares of Company Common Stock to be issued to holders of Target Common Stock as Merger Consideration pursuant to Section 3.1, and the cash payable by Company to holders of Target Common Stock in lieu of fractional shares pursuant to Section 3.4.  The Exchange Agent shall not be entitled to vote or exercise any other rights of ownership with respect to the shares of Company Common Stock held by it from time to time hereunder; provided that the Exchange Agent shall receive and hold all dividends and other distributions payable or distributable with respect to such shares for the account of the Persons entitled thereto.

(b)         Letter of Transmittal.  Company shall cause the Exchange Agent to, as soon as practicable after the Effective Time, but in no event later than five Business Days after the Effective Time, mail or otherwise deliver to each holder of record of shares of Target Common Stock immediately prior to the Effective Time (other than holders of Excluded Shares with respect to such Excluded Shares) a letter of transmittal in customary form (which shall specify that delivery of Certificates and Book-Entry Shares shall be effected, and that risk of loss of and title to Certificates and Book-Entry Shares shall pass, only upon proper delivery of the same to the Exchange Agent) and instructions for use in effecting the surrender of Certificates and Book-Entry Shares in exchange for that portion of the Merger Consideration issuable or payable in respect of the shares of Target Common Stock previously represented by such Certificates or in respect of such Book-Entry Shares, as applicable, and any dividends or other distributions payable or distributable on or with respect thereto, in each case pursuant to the provisions of this Agreement.

(c)         Payment of Merger Consideration.  Upon proper surrender of a Certificate or Book-Entry Shares to the Exchange Agent for exchange and cancellation, together with a properly completed and duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent, (i) the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Exchange Agent shall issue, pay, and deliver to such holder, the Merger Consideration and any other amounts to which such holder shall have become entitled pursuant to the provisions of this Article III, in full satisfaction of all rights pertaining to the shares of Target Common Stock formerly represented by such Certificate or to such Book-Entry Shares, as applicable, and (ii) the Certificate or Book-Entry Shares so surrendered shall be canceled.  In the event any Merger Consideration or any other amounts issuable or payable under this Agreement to a holder of shares of Target Common Stock is to be issued in the name of or paid to a Person other than the Person in whose name such shares are registered, it shall be a condition to the issuance or payment of such Merger Consideration or other amounts that the Certificate formerly representing such shares, or, in the case of non-certificated shares, the Book-Entry Shares, be presented to the Exchange Agent, together with evidence of or appropriate documents or instruments for transfer and evidence that any applicable stock transfer or other Taxes have been paid or are not applicable, all in such form as the Exchange Agent shall reasonably require.

(d)         Closing of Stock Transfer Books.  At the Effective Time, the stock transfer books of Target shall be closed and there shall thereafter be no transfers of shares of Target Stock on the books or records of Target, and if any shares of Target Stock are thereafter presented to Company or the Exchange Agent for transfer, such shares shall be canceled against delivery of that portion of the Merger Consideration, and any other amounts, issuable or payable in respect thereof as herein provided.  Until duly surrendered to the Exchange Agent in accordance with the provisions of this Agreement, Certificates and Book-Entry Shares shall, at and after the Effective Time, evidence and represent only the right to receive that portion of the Merger Consideration, and any other amounts, issuable or payable in respect thereof (or the Target Common Stock previously represented thereby) in accordance with this Agreement.  No dividends or other distributions payable or distributable on or with respect to shares of Company Common Stock that are issued or issuable in connection with the Merger in accordance with this Agreement will be remitted to any Person entitled to receive such shares of Company Common Stock until such Person surrenders his or her Certificate(s) previously representing the shares of Target Common Stock converted into such Company Common Stock, or his or her Book-Entry Shares converted into such Company Common Stock, as applicable, at which time such dividends and other distributions shall be remitted to such Person, without interest.  No interest will be paid or will accrue on any amounts issuable or payable to holders of Target Common Stock in accordance with this Agreement.

(e)         Lost, Stolen, or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and the execution by such Person of a commercially reasonable indemnity agreement and/or the posting by such Person of a bond in commercially reasonable form and amount as indemnity against any claim that may be made against Company or the Exchange Agent with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen, or destroyed Certificate that portion of the Merger Consideration deliverable in respect of the shares of Target Common Stock previously represented thereby pursuant to this Agreement.

(f)         Unclaimed Merger Consideration.  Any Merger Consideration, as well as any dividends and other distributions payable or distributable with respect to shares of Company Common Stock to be issued as Merger Consideration, in each case that remain(s) unclaimed by former shareholders of Target for nine months after the Effective Time, shall, at the written request of Company, be delivered by the Exchange Agent to Company, whereupon any former shareholder of Target who has not theretofore complied with the exchange procedures provided for in this Agreement shall thereafter look only to Company for that portion of the Merger Consideration, and any other amounts, deliverable in respect of the shares of Target Common Stock previously held by such shareholder, as determined pursuant to this Agreement, without any interest thereon.  If the Merger Consideration or any other amounts issuable or payable under this Agreement in respect of any shares of Target Common Stock (or shares of Company Common Stock into which the same shall have been converted) is not claimed prior to the date on which such Merger Consideration or other amounts would otherwise escheat to a Governmental Entity, such Merger Consideration or other amounts shall, to the extent permitted by abandoned property, escheat, and other applicable Laws, become the property of Company (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interests of any Person previously entitled to such property.  Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Target Common Stock for any portion of the Merger Consideration (or any other property) properly paid or delivered to a Governmental Entity pursuant to applicable abandoned property, escheat, or similar Laws.  Company and the Exchange Agent shall be entitled to rely upon the stock transfer books and records of Target to establish the identity of those Persons entitled to receive the Merger Consideration (and any other amounts) issuable or payable under this Agreement, which books and records shall be conclusive with respect thereto.

Section 3.3          Rights as Target Shareholders.  Holders of Target Common Stock immediately prior to the Effective Time will, at and after the Effective Time, cease to be shareholders of Target and have no further rights as shareholders of Target, other than the right to receive the Merger Consideration and any other amounts issuable or payable in respect of such holders’ Target Common Stock (or shares of Company Common Stock into which the same shall have been converted) in accordance with this Article III.

Section 3.4          No Fractional Shares.  Notwithstanding any other provision of this Agreement to the contrary, no fraction of a share of Company Common Stock, and no certificate or scrip therefor, will be issued in connection with the Merger to any holder of shares of Target Common Stock.  Instead, Company shall pay to each holder of Target Common Stock who would otherwise be entitled to a fraction of a share of Company Common Stock (after aggregating and taking into account all Certificates and/or Book-Entry Shares held by such holder) cash, without interest, in an amount (rounded to the nearest whole cent) determined by multiplying (a) the fractional share interest (rounded to the nearest thousandth when expressed in decimal form) to which such holder would otherwise be entitled by (b) the Average Closing Price.

Section 3.5          Dissenters’ Rights.  In accordance with Section 48-23-102(c) of the TBCA, holders of shares of Target Common Stock will not have the right to dissent from the Merger under Chapter 23 of the TBCA.

Section 3.6         Excluded Shares.  At the Effective Time, each Excluded Share shall, for no consideration, be automatically canceled and retired and shall cease to exist, and, for the avoidance of doubt, no exchange or payment shall be made with respect thereto or in respect thereof.

Section 3.7          Adjustments Upon Change in Capitalization.  If during the period beginning on the date of this Agreement and ending immediately prior to the Effective Time the outstanding shares of Company Common Stock or Target Common Stock are increased, decreased, or changed into or exchanged for a different number or kind of securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution by Company or Target, an equitable and proportionate adjustment shall be made to the Exchange Ratio in order to preserve for holders of Target Common Stock the economic benefit contemplated by this Agreement prior to such event.  For the avoidance of doubt, neither the grant, award, or vesting of, the lapse of restrictions with respect to, or the issuance or withholding of shares of Company Common Stock or Target Common Stock upon the exercise or settlement of (including the satisfaction of Tax withholding obligations associated with) Company or Target equity or equity-based awards shall cause or result in an adjustment of or to the Exchange Ratio.  This Section 3.7 shall not be construed as permitting either Party to take any action with respect to its securities, or otherwise, that is prohibited by any other provision of this Agreement.

Section 3.8          Target Equity Awards.

(a)         At the Effective Time, each Target Option, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time shall become fully vested and (i) if the holder thereof delivers a Stock Option Cash-Out Agreement in the form attached hereto as Exhibit B (an “Option Cash-Out Agreement”) to Company at least five days prior to the Closing Date, shall be cancelled and converted automatically into the right to receive a cash payment from Company in an amount (the “Option Cash-Out Amount”) equal to the product of (A) the excess, if any, of (1) the product of (x) the Exchange Ratio, multiplied by (y) the Average Closing Price (the “Per Share Option Consideration”), over (2) the per share exercise price of such cancelled Target Option, multiplied by (B) the number of shares of Target Common Stock subject to such cancelled Target Option, or (ii) if the holder thereof does not deliver an Option Cash-Out Agreement to Company at least five days prior to the Closing Date, shall be cancelled and converted automatically into the right to receive an option (each, a “Rollover Option”) granted under Company’s Amended and Restated 2000 Key Employee Stock Option Plan, as amended, to purchase a number of shares of Company Common Stock (rounded down to the nearest whole number of shares) equal to the product of (A) the number of shares of Target Common Stock subject to such cancelled Target Option, multiplied by (B) the Exchange Ratio.  Each such Rollover Option shall have an exercise price per share equal to the quotient (rounded up to the nearest whole cent) of (1) the exercise price per share of the cancelled and converted Target Option divided by (2) the Exchange Ratio.  Notwithstanding the foregoing, in the event the per share exercise price of a Target Option is equal to or greater than the Per Share Option Consideration, such Target Option shall be automatically cancelled and converted into the right to receive a Rollover Option having terms consistent with other Rollover Options provided for by this Section 3.8(a). At and after the Effective Time, each cancelled Target Option shall no longer be exercisable by the holder thereof and shall instead only represent the right of such holder to receive payment of the Option Cash-Out Amount, if any, payable in respect thereof, without interest, or a Rollover Option representing the right of the holder thereof to purchase shares of Company Common Stock in accordance with the terms thereof, as applicable.

(b)         At the Effective Time, solely by virtue and as a result of the Merger and without any action on the part of the holder thereof, each Target Restricted Share Award and each Target RSU Award that is outstanding immediately prior to the Effective Time shall fully vest (to the extent not then vested) and settle, as applicable, and shall be canceled and converted automatically into the right to receive the Merger Consideration in accordance with Section 3.1 (payable in accordance with this Article III and subject to any required Tax withholding), treating the shares of Target Common Stock subject to or underlying such Target Restricted Share Award or Target RSU Award in the same manner as all other shares of outstanding Target Common Stock for such purposes.

(c)          Target and its board of directors (or the appropriate committee thereof) shall prior to the Effective Time use commercially reasonable efforts to take such action as reasonably may be required to permit the cash-out or rollover of Target Options in accordance with Section 3.8(a) and the cancellation and conversion of Target Restricted Share Awards and Target RSU Awards in accordance with Section 3.8(c), provided, however, that neither Target nor its board of directors (nor any committee thereof) shall be required to amend any Target Benefit Plan or any award agreement pertaining to any Target Equity Award, or take any other action, if such amendment or other action would require the approval of Target’s shareholders or would have an adverse economic impact on the holder of any Target Equity Award.

Section 3.9          Withholding Rights.  Company and Target (in each case, through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any consideration issuable, payable, or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Target Common Stock or Target Equity Awards such amounts as may be required under the Code or any other applicable Law.  Any amounts so deducted and withheld shall be timely remitted to the appropriate Governmental Entity and, to the extent so timely remitted, shall be treated for all purposes as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TARGET

Section 4.1         Target Disclosure Memorandum.  Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, Target has delivered to Company a confidential memorandum (the “Target Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations, warranties, or covenants of Target contained in this Agreement, making specific reference in the Target Disclosure Memorandum to the sections of this Agreement to which such items relate.

Section 4.2          Representations and Warranties.  Subject to and except as disclosed in (i) the Target Disclosure Memorandum and/or (ii) the Target Securities Filings (as defined below) filed with or furnished to the SEC prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors” and disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive, or forward-looking in nature), Target hereby represents and warrants to Company as follows:

(a)          Organization and Qualification.  Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee and is duly registered as a bank holding company that has elected to be treated as a financial holding company under the BHCA.  Target Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee.  Each of Target and Target Bank has, in all material respects, the corporate power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted.  Each of Target and Target Bank is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary (a current and complete list of all such jurisdictions being set forth on Schedule 4.2(a) of the Target Disclosure Memorandum), except where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Target.   True and complete copies of the charter and bylaws of each of Target and Target Bank, in each case as amended and/or restated and in effect as of the date of this Agreement, previously have been provided or made available to Company.  Neither Target nor Target Bank is in violation, in any material respect, of its respective charter or bylaws.

(b)          Subsidiaries.  Set forth on Schedule 4.2(b) of the Target Disclosure Memorandum is a true, correct, and complete list of all Subsidiaries of Target and/or Target Bank, as well as each such Subsidiary’s jurisdiction of incorporation, organization, or formation and Target’s and/or Target Bank’s percentage ownership of each such Subsidiary.  Each of Target and Target Bank owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any Liens.  There are no Contracts relating to the right of Target or Target Bank to vote or dispose of any capital stock or other equity or ownership interest of any Subsidiary of Target or Target Bank.  Target’s and Target Bank’s ownership interests in their respective Subsidiaries are in compliance in all material respects with all applicable Laws.  Each of the Subsidiaries of Target (other than Target Bank) and/or Target Bank (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has, in all material respects, all requisite corporate, limited liability company, or other power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Target.  Except as would not reasonably be expected to have a Material Adverse Effect on Target, the outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of Target and/or Target Bank have been duly and validly authorized and are validly issued, fully paid, and non-assessable.  No shares of capital stock or other equity or ownership interests of any Subsidiary of Target or Target Bank are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of Target or Target Bank, or any other debt or equity security of any Subsidiary of Target or Target Bank; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of Target or Target Bank or any options, warrants, or other rights with respect to such securities.  There is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Target other than Target’s Subsidiaries.  There are no restrictions on the ability of any Subsidiary of Target to pay dividends or make distributions except as set forth on Schedule 4.2(b) of the Target Disclosure Memorandum and except for restrictions on dividends and distributions generally applicable under applicable Law.

(c)          Capitalization.

(i)         The authorized capital stock of Target consists of 30,000,000 shares of Target Common Stock, of which 16,675,511 shares were issued and outstanding as of the date of this Agreement, and 10,000,000 shares of Target Preferred Stock, of which no shares were issued and outstanding as of the date of this Agreement. The authorized capital stock of Target Bank consists of 10,000,000 shares of Target Bank Common Stock, of which 3,062,358 shares were issued and outstanding and owned by Target as of the date of this Agreement, and 10,000,000 shares of Target Bank Preferred Stock, of which no shares were issued and outstanding as of the date of this Agreement.  There are no other classes or series of authorized, issued, or outstanding capital stock of Target or Target Bank.  Set forth on Schedule 4.2(c) of the Target Disclosure Memorandum is a true, correct, and complete list of all Target Equity Awards outstanding as of the date of this Agreement.

(ii)         No shares of Target Stock are held in treasury by Target or otherwise owned, directly or indirectly, by Target, and no shares of Target Bank Stock are held in treasury by Target Bank or otherwise owned, directly or indirectly, by Target Bank.  All of the issued and outstanding shares of Target Common Stock and Target Bank Common Stock have been duly and validly authorized and issued in compliance in all material respects with all applicable Laws and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, and none of the issued and outstanding shares of Target Common Stock or Target Bank Common Stock have been issued in violation of the preemptive rights of any Person.  Except for the Target Equity Awards set forth on Schedule 4.2(c) of the Target Disclosure Memorandum, there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Target to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Target, or securities convertible into or exercisable or exchangeable for shares of capital stock of Target, or that require or obligate or could require or obligate Target to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment, and there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Target Bank to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Target Bank, or securities convertible into or exercisable or exchangeable for shares of capital stock of Target Bank, or that require or obligate or could require or obligate Target Bank to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment.  Set forth on Schedule 4.2(c) of the Target Disclosure Memorandum, with respect to each Target Equity Award outstanding as of the date of this Agreement, is, as applicable, the name of the holder thereof, the grant or award date, the exercise price, the terms of vesting, the date of termination, the number and class or series of shares represented thereby or subject thereto, and, if a stock option, whether it is an “incentive stock option” (as defined in Section 422 of the Code).  There are no outstanding obligations or commitments on the part of Target or Target Bank to repurchase, redeem, or otherwise acquire any shares of its capital stock.  No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of Target or Target Bank may vote are issued or outstanding.  Set forth on Schedule 4.2(c) of the Target Disclosure Memorandum is a true, correct, and complete list of all trust preferred or subordinated debt securities of Target or any Subsidiary of Target that are issued and outstanding as of the date of this Agreement.  As of the date of this Agreement, neither Target nor any Affiliate of Target is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by Target or any of its Affiliates.  The shares of Target Common Stock outstanding as of the date of this Agreement are listed for trading on Nasdaq.

(iii)       There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Target or any of its Subsidiaries is a party and pursuant to which Target or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Target Common Stock or other equity interests of Target.

(d)         Authority.  Target has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law and to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(e) and Section 4.2(f), to perform its obligations hereunder and consummate the transactions contemplated hereby.  Target Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to the approval of the Bank Merger Agreement by Target as the sole shareholder of Target Bank in accordance with the charter and bylaws of Target Bank and applicable Law and to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(e) and Section 4.2(f), to perform its obligations thereunder and consummate the transactions contemplated thereby.  The execution and delivery of this Agreement by Target, the performance by Target of its obligations hereunder, and the consummation by Target of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Target, and no other corporate actions or proceedings on the part of Target are necessary to authorize the execution, delivery, or performance of this Agreement by Target or the consummation by Target of the transactions contemplated hereby, other than the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law.  The execution and delivery of the Bank Merger Agreement by Target Bank, the performance by Target Bank of its obligations thereunder, and the consummation by Target Bank of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Target Bank, and no other corporate actions or proceedings on the part of Target Bank are necessary to authorize the execution, delivery, or performance of the Bank Merger Agreement by Target Bank or the consummation by Target Bank of the transactions contemplated thereby, other than the approval of the Bank Merger Agreement by Target as the sole shareholder of Target Bank in accordance with the charter and bylaws of Target Bank and applicable Law.  The board of directors of Target has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Target and its shareholders and has directed that this Agreement be submitted to Target’s shareholders for approval, and has duly and validly adopted resolutions to the foregoing effect.  The board of directors of Target Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Target Bank and its sole shareholder and has directed that the Bank Merger Agreement be submitted to the sole shareholder of Target Bank for approval, and has duly and validly adopted resolutions to the foregoing effect.  This Agreement has been duly and validly executed and delivered by Target and, assuming due authorization, execution, and delivery by Company, constitutes a valid and legally binding obligation of Target enforceable against Target in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by Target Bank and, assuming due authorization, execution, and delivery by Company Bank, constitutes a valid and legally binding obligation of Target Bank enforceable against Target Bank in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, and similar Laws affecting creditors’ rights and remedies generally or general principles of equity, whether applied in a court of law or a court of equity (collectively, the “Enforceability Exceptions”).

(e)         No Violations.  Neither the execution, delivery, or performance of this Agreement by Target, nor the execution, delivery, or performance of the Bank Merger Agreement by Target Bank, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will, assuming the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law and the approval of the Bank Merger Agreement by Target as the sole shareholder of Target Bank in accordance with the charter and bylaws of Target Bank and applicable Law, and assuming the receipt, giving, and making of such consents, approvals, waivers, notices, and filings as may be required in connection with Company acquiring and succeeding to all rights, title, and interests of Target in the TPS Trusts, including the issued and outstanding common securities of the TPS Trusts, and Company’s assumption of Target’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case subject to the terms and conditions of the TPS Documents, (i) violate the charter or bylaws of Target or Target Bank or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(f) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which Target or any of its Subsidiaries, or the properties or assets of Target or any of its Subsidiaries, are subject or by which Target or any of its Subsidiaries, or the properties or assets of Target or any of its Subsidiaries, are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Target or any of its Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which Target or any of its Subsidiaries is a party or to or by which any of the properties or assets of Target or any of its Subsidiaries may be subject or bound, except, in the case of clauses (A) and (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target.

(f)          Consents and Approvals.  No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity or Nasdaq are required to be obtained, given, or made in connection with the execution, delivery, or performance of this Agreement by Target or the execution, delivery, or performance of the Bank Merger Agreement by Target Bank, or the consummation by Target of the transactions contemplated by this Agreement or the consummation by Target Bank of the transactions contemplated by the Bank Merger Agreement, except (i) applications, notices, filings, and requests for waivers required to be filed with or given or made to and consents, approvals, and waivers required from, and the expiration of related waiting periods imposed by, the Federal Reserve, the FDIC, the SCBFI, the TDFI, and the U.S. Department of Justice (collectively, the “Regulatory Approvals”); (ii) the filing of the Georgia Articles of Merger with the Georgia Secretary of State, the filing of the Tennessee Articles of Merger with the Tennessee Secretary of State, and the filing of the Bank Merger Certificates; (iii) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement (in which the Proxy Statement/Prospectus will be included as a prospectus), and declaration of effectiveness of the Registration Statement by the SEC; (iv) approval of the listing on Nasdaq of the shares of Company Common Stock to be issued pursuant to this Agreement; (v) applications, filings, and notices, as applicable, with, and approval of the same, as applicable, by, Government Entities that have authority over the mortgage operations of Target or its Subsidiaries (including Fannie Mae, Ginnie Mae, and Freddie Mac); (vi) filings and approvals required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of shares of Company Common Stock pursuant to this Agreement; and (vii) such other consents, approvals, waivers, notices, filings, and registrations as are required to be obtained, given, or made under or pursuant to applicable federal or state securities Laws or the rules of Nasdaq.  As of the date of this Agreement, Target does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this Section 4.2(f) will not be obtained or received in order that the Merger and the Bank Merger may be consummated in a timely manner.

(g)         Reports.  Target and its Subsidiaries have timely filed or furnished, as applicable, all reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since (and including) January 1, 2019, with or to the Federal Reserve, the FDIC, the TDFI, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file or furnish, as applicable, such reports, forms, notices, applications, schedules, registration or proxy statements, or other filings, documents, or instruments (or any amendments required to be made with respect thereto) or the failure to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target.  As of their respective dates, such reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.

(h)        Securities Filings.  Target has timely filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that Target has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since (and including) January 1, 2019 (collectively, the “Target Securities Filings”).  True, correct, and complete copies of the Target Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC.  As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the Target Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Target Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Target Securities Filings.  As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Target Securities Filings filed with or furnished to the SEC prior to the date of this Agreement.  None of the Subsidiaries of Target file, or since January 1, 2019, have been required to file any reports, registration statements, or other filings pursuant to the Securities Act or the Exchange Act.

(i)          Financial Statements.  The financial statements of Target and its Subsidiaries included in the Target Securities Filings (including the related notes, where applicable) (the “Target Financial Statements”) have been prepared from, and are in accordance with, the books and records of Target and its Subsidiaries in all material respects and fairly present in all material respects the financial position, results of operations, changes in stockholders’ equity, and cash flows of Target and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate).  Each of the Target Financial Statements (including the related notes, where applicable) (i) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (ii) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements.  The books and records of Target and its Subsidiaries have since (and including) January 1, 2019, been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements.  Since (and including) January 1, 2019, no independent public accounting firm of Target has resigned (or informed Target that it intends to resign) or been dismissed as independent public accountants of Target as a result of or in connection with any disagreements with Target on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(j)          Undisclosed Liabilities.  Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target, neither Target nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of Target as of March 31, 2021, included in Target’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (including any notes thereto), (ii) Liabilities incurred since March 31, 2021, in the ordinary course of business consistent with past practice, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(k)          Absence of Certain Changes or Events.

(i)          Since (and including) January 1, 2021, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on Target.

(ii)         Since (and including) January 1, 2021 through the date of this Agreement, except as relates to the matters contemplated by this Agreement, Target and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects.

(l)          Litigation.  There are no suits, actions, claims, governmental or regulatory investigations, or legal, administrative, arbitration, or other proceedings of any nature pending or, to the Knowledge of Target, threatened against Target or any of its Subsidiaries or any current or former director or executive officer of Target or any of its Subsidiaries in his or her capacity as such, or challenging the validity or propriety of the transactions contemplated by this Agreement, which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.  Neither Target nor any of its Subsidiaries, nor any of the properties or assets of Target or any of its Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank or financial holding companies generally) that reasonably would be expected to be material to the business of Target and its Subsidiaries taken as a whole.

(m)        Regulatory Agreements.  Subject to Section 10.14, neither Target nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has since January 1, 2017, been ordered to pay any civil money penalty by, been the recipient of any supervisory letter from, or has adopted any policies, procedures, or board resolutions at the request or suggestion of, any Governmental Entity, in each case that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, or its management (any of the foregoing, a “Target Regulatory Agreement”), nor has Target or any of its Subsidiaries been advised in writing, or to Target’s Knowledge orally, since January 1, 2019, by any Governmental Entity that such Governmental Entity is considering issuing, initiating, ordering, or requesting any such Target Regulatory Agreement.  Subject to Section 10.14, there are no unresolved violations, criticisms, or exceptions noted by any Governmental Entity in any report relating to any examination or inspection of Target or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target.  Except for examinations of Target and its Subsidiaries conducted by a Governmental Entity in the ordinary course of business, no Governmental Entity has initiated or has pending any proceeding or, to the Knowledge of Target, investigation into the business or operations of Target or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target.

(n)          Compliance with Laws; Deposit Insurance.

(i)          Target and its Subsidiaries have at all times since (and including) January 1, 2019, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act, as amended, and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended, and Regulation B; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended, and Regulation Z; the Community Reinvestment Act of 1977, as amended (the “CRA”); the Home Mortgage Disclosure Act of 1975, as amended; the Fair Debt Collection Practices Act; the Electronic Fund Transfer Act; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; regulations promulgated by the Consumer Financial Protection Bureau; the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products; the SAFE Mortgage Licensing Act of 2008; the Real Estate Settlement Procedures Act and Regulation X; the Sarbanes-Oxley Act; all Privacy Laws; and all other applicable bank secrecy or anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target.  Target and its Subsidiaries have, and at all times since (and including) January 1, 2019, have had, all permits, registrations, licenses, franchises, certificates, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, required in order to permit them to own, lease, and operate their respective properties and assets and to carry on their respective businesses (and have paid all fees and assessments due and payable in connection therewith), except for any failure to have any such permit, registration, license, franchise, certificate, order, authorization, or approval or to make any such filing, application, or registration (or failure to pay any such fees and assessments) that, individually or in the aggregate with other such failures, would not reasonably be expected to have a Material Adverse Effect on Target, and, to the Knowledge of Target, no suspension or cancellation of any such permit, registration, license, franchise, certificate, order, authorization, or approval is threatened.

(ii)        Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Target, neither Target nor any of its Subsidiaries, or to the Knowledge of Target any director, officer, employee, agent, or other Person acting on behalf of Target or any of its Subsidiaries, has, directly or indirectly, (A) used any funds of Target or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Target or any of its Subsidiaries, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (D) established or maintained any unlawful fund of monies or other assets of Target or any of its Subsidiaries, (E) made any fraudulent entry on the books or records of Target or any of its Subsidiaries, or (F) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Target or any of its Subsidiaries, to pay for favorable treatment for any business secured or to pay for special concessions already obtained for Target or any of its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(iii)       Target Bank received a rating of “satisfactory” or better during its most recent CRA examination and, to the Knowledge of Target, there are no facts or circumstances that would reasonably be expected to cause Target Bank to be considered not in satisfactory compliance in any material respect with the CRA or to be assigned a CRA rating by federal banking regulators of lower than “satisfactory.”

(iv)        Since January 1, 2019, each of the principal executive officer and the principal financial officer of Target (or each former principal executive officer or former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Target Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and Target has, since January 1, 2019, been in compliance with all other applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target.  For purposes of this Section 4.2(n)(iii), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(v)         The deposits of Target Bank are insured by the FDIC through the Deposit Insurance Fund in accordance with the Federal Deposit Insurance Act of 1950, as amended (the “FDIA”), to the fullest extent permitted by Law, and Target Bank has timely paid when due all premiums and assessments required in connection therewith and has timely filed all reports related thereto required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on Target.  No proceeding for the revocation or termination of such deposit insurance is pending or threatened.

(o)         Taxes.  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Target: (i) Target and each Subsidiary of Target has duly and timely filed (taking into account all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete; (ii) neither Target nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); (iii) all Taxes of Target and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been timely paid in full; (iv) Target and each subsidiary of Target has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, or other third party; (v) neither Target nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Taxes that remains in effect (other than extensions granted automatically and extensions or waivers requested in the ordinary course of business); (vi) neither Target nor any of its Subsidiaries has received written notice of any assessment or proposed assessment, administrative or judicial proceeding, examination or audit in connection with any Taxes, and there are no threatened (in writing) or pending disputes, claims, audits, examinations, or other proceedings regarding any Taxes of Target or any of its Subsidiaries or the assets of Target or any of its Subsidiaries; (vii) neither Target nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement or arrangement (other than such an agreement or arrangement (A) exclusively between or among Target and its Subsidiaries or (B) the primary subject matter of which is not Taxes); (viii) neither Target nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Target) or (B) has any liability for the Taxes of any Person (other than Target and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor or otherwise by operation of Law; (ix) there are no Liens for Taxes upon any of the properties or assets of Target or any of its Subsidiaries, other than Permitted Liens; (x) no claim has been received in writing by Target or any of its Subsidiaries from any taxing authority in a jurisdiction where Target or any of its Subsidiaries has not filed a Tax Return that Target or any of its Subsidiaries is or may be subject to Tax by such jurisdiction or required to file a Tax Return with such jurisdiction; (xi) none of Target or any of its Subsidiaries has executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of foreign, state, provincial or local Law that will bind Target or any of its Subsidiaries for any taxable period after the Closing; and (xii) none of Target or any of its Subsidiaries will be required to include any item of income, or exclude any item of deduction from taxable income, for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following actions taken by Target or any of its Subsidiaries prior to Closing: (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (C) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, provincial, local, or non-U.S. income Tax Law, (D) an installment sale or open transaction disposition made on or prior to the Closing Date, (E) a prepaid amount received on or prior to the Closing Date, or (F) an  election under Section 108(i) of the Code. Neither Target nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.  Neither Target nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(p)          Certain Contracts.

(i)         Except as set forth on Schedule 4.2(p) of the Target Disclosure Memorandum, as of the date of this Agreement, neither Target nor any of its Subsidiaries is a party to or bound by any Contract (A) that is a “material contract” as such term is defined in Item 601(b)(10) of the SEC’s Regulation S-K; (B) that limits (or purports to limit) in any material respect the ability of Target or any of its Subsidiaries from conducting any certain type of business or conducting business in any certain geographic area, from competing with any Person, or from soliciting the clients or customers of any other Person; (C) related to the borrowing by Target or any of its Subsidiaries of money, other than those entered into in the ordinary course of business, or any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business; (D) other than those relating to extensions of credit, other banking products or services offered by Target or its Subsidiaries, or derivatives, that provides for future receipts or disbursements by Target or any of its Subsidiaries in excess of $500,000 and that by its terms is not terminable without penalty upon 60 days or less notice; (E) that grants to any Person (other than Target or its Subsidiaries) any right of first refusal, right of first offer, or similar right with respect to any assets, rights, or properties of Target or its Subsidiaries that are material to Target and its Subsidiaries; (F) that requires Target or any of its Subsidiaries to purchase all of its requirements for a given product, good, or service from, or to sell any of its products, goods, or services exclusively to, a given Person; (G) for a partnership, joint venture, or similar arrangement material to Target or its Subsidiaries; (H) for the lease, sublease, license, or occupancy of real property by Target or its Subsidiaries as lessee, sublessee, licensee, or occupant and which provides for annual payments by Target or its Subsidiaries in excess of $250,000; (I) for the lease or sublease of personal property which provides for annual payments by Target or its Subsidiaries in excess of $150,000; (J) which relates to capital expenditures and involves future payments by Target or its Subsidiaries in excess of $250,000 in the aggregate on an individual Contract basis; (K) that relates to the acquisition or disposition (by merger, sale of stock, sale of assets, or otherwise) by Target or any of its Subsidiaries after the date of this Agreement of the business or any material amount of capital stock of, or all or substantially all of the assets of, any Person.  Each Contract of the type described in this Section 4.2(p)(i), whether or not set forth on Schedule 4.2(p) of the Target Disclosure Memorandum, is referred to herein as a “Target Contract”.  Target has provided or made available to Company a true, correct, and complete copy of each Target Contract as in effect as of the date hereof.

(ii)        Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target, (A) each Target Contract is in full force and effect and is a valid and binding obligation of Target and/or one of its Subsidiaries, as applicable, (B) Target and its Subsidiaries have complied with and performed all covenants and obligations required to be complied with or performed by them to date under the Target Contracts, (C) neither Target nor any of its Subsidiaries is in material breach or violation of or material default under any Target Contact, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material breach, violation, or default by Target or any of its Subsidiaries, and (D) to the Knowledge of Target, no third-party counterparty to any Target Contract is in material breach or violation of or material default under any Target Contact.

(iii)       Set forth on Schedule 4.2(p)(iii) of the Target Disclosure Memorandum is a true and complete list of all Target Contracts pursuant to which consents, waivers or notices are or may be required to be given, in each case, prior to the performance by Target of this Agreement and the consummation of the transactions contemplated by this Agreement.

(q)          Intellectual Property; Information Technology Systems.

(i)         Target and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Intellectual Property used in the conduct of their respective businesses as currently conducted.  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Target, (A) to the Knowledge of Target, neither Target nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating any other Person’s rights in Intellectual Property, or has violated or breached any applicable license pursuant to which Target or any of its Subsidiaries acquired the right to use any Intellectual Property, (B) no person has asserted in writing to Target or any of its Subsidiaries that Target or any of its Subsidiaries has infringed, misappropriated, or otherwise violated the Intellectual Property rights of any Person, (C) to the Knowledge of Target, no person is challenging, infringing on, or otherwise violating any right of Target or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Target or its Subsidiaries, and (D) neither Target nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property owned by Target or any of its Subsidiaries.

(ii)        Target and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Target IT Systems.  To the Knowledge of Target, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target, all of the Target IT Systems (A) have been reasonably maintained in accordance with standards set by manufacturers or otherwise in accordance with standards in the industry and (B) are in good working condition to reasonably perform all information technology (including data processing) operations necessary to conduct the business of Target and its Subsidiaries as currently conducted.  Target and its Subsidiaries have implemented a comprehensive written information security program and, since January 1, 2019, have maintained and had in place commercially reasonable administrative, organizational, technical, and physical safeguards reasonably adequate to (X) secure and protect the Target Data and the Target IT Systems consistent in all material respects with industry standard practices; (Y) ensure the confidentiality, integrity, and security of the Target Data and the Target IT Systems; and (Z) protect against any Target Information Security Incident.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target, to the Knowledge of Target, Target and its Subsidiaries are, and have been since January 1, 2019, in compliance with the Privacy Laws and all representations, warranties, statements, contracts, and commitments that Target or its Subsidiaries have made or entered into with respect to the collection, use, disclosure, transfer, security, retention, disposal, or other processing of Personal Information, including (A) all privacy or data protection policies, notices, statements, and disclosures published or otherwise made available by Target or its Subsidiaries; (B) all internal policies, procedures, or standards regarding the security or protection of Personal Information; and (C) any contractual commitment made by Target or its Subsidiaries with respect to the privacy, confidentiality, security, or processing of Personal Information.  To the Knowledge of Target, as of the date of this Agreement, there is not currently any ongoing Target Information Security Incident.  As of the date of this Agreement, no suit, action, litigation, claim, or legal or administrative proceeding, and to the Knowledge of Target no investigation, related to information or data security or privacy is pending or, to the Knowledge of Target, threatened against Target or any of its Subsidiaries.  No Person has made any formal written claim or commenced any action or, to the Knowledge of Target, any investigation against or with respect to Target or any of its Subsidiaries relating to any Target Information Security Incident or violation of Privacy Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target.

(r)          Employment and Benefit Matters.

(i)          Neither Target nor any of its Subsidiaries is or has during the last five years been a party to, or is or has during the last five years been bound by, any collective bargaining agreement or similar contract or other agreement with a labor union or labor organization with respect to its employees.  Neither Target nor any of its Subsidiaries is a party to any legal or administrative proceeding in which it is asserted that Target or any of its Subsidiaries has committed a material unfair labor practice or seeking to compel Target or any of its Subsidiaries to bargain with any labor union or labor organization as to wages and conditions of employment, and to the Knowledge of Target no such proceeding has been threatened in writing.  There is no pending or, to the Knowledge of Target, threatened strike, labor dispute, or organizational effort involving Target or any of its Subsidiaries or their respective employees.

(ii)         Target has previously delivered or made available to Company true, correct, and complete copies of all material Target Benefit Plans, as well as the following related documents, each in case to the extent applicable: (A) all summary plan descriptions and material amendments, modifications, and supplements, (B) the most recent annual report (Form 5500) filed with the IRS, (C) the most recently received IRS determination letter, and (D) the most recently prepared actuarial report.

(iii)      Other than routine claims for benefits, there is no pending or, to the Knowledge of Target, threatened claim, litigation, action, suit, audit, arbitration, mediation, or other proceeding relating to any Target Benefit Plan which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.  Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target, all of the Target Benefit Plans comply with applicable requirements of ERISA and the Code and other applicable Laws (including applicable provisions of the Health Insurance Portability and Accountability Act of 1996, as amended; the Patient Protection and Affordable Care Act of 2010, as amended; the coverage continuation requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; the Family and Medical Leave Act, as amended; the Mental Health Parity Act of 1996, as amended; the Mental Health Parity and Addiction Equity Act of 2008, as amended; the Uniformed Services Employment and Reemployment Rights Act, as amended; the Newborns’ and Mothers’ Health Protection Act of 1996, as amended; the Women’s Health and Cancer Rights Act, as amended; and the Genetic Information Nondiscrimination Act of 2008, as amended) and have been established, maintained, and administered in compliance with all applicable requirements of ERISA and the Code and other applicable Laws and the terms and provisions of all documents, contracts, or agreements establishing the Target Benefit Plans or pursuant to which they are maintained or administered.

(iv)        Each Target Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Target Qualified Plan”) has received a current favorable determination letter from the IRS (or, in the case of an IRS pre-approved plan, the pre-approved plan has a current IRS opinion or advisory letter upon which Target or its Subsidiaries, as applicable, are entitled to rely under applicable IRS guidance), and there are no existing facts or circumstances that would reasonably be expected to adversely affect the qualified status of any Target Qualified Plan.

(v)        Neither Target nor any of its Subsidiaries has provided, or is required to provide, security to any Target Pension Plan or to any single-employer plan of an ERISA Affiliate of Target pursuant to Section 401(a)(29) of the Code.  Neither Target nor an ERISA Affiliate of Target has, at any time during the past six years, sponsored, contributed to or been obligated to contribute to, or has any Liability in connection with, any “multiemployer plan” as defined in Section 3(37) of ERISA or any single employer plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 430 of the Code.

(vi)       Neither Target nor any of its Subsidiaries has any material obligations for post-employment welfare benefits under any Target Benefit Plan that cannot be unilaterally terminated by Target or its Subsidiaries upon 60 days or less notice without incurring any Liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code or similar state Laws.

(vii)      Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target, all contributions and payments required to be made with respect to any Target Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Target Benefit Plan, in each case for any period through the date of this Agreement, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected or reserved against on the books and records of Target to the extent required by GAAP or regulatory accounting requirements.

(viii)      Neither Target nor any of its Subsidiaries nor any ERISA Affiliate of Target has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would subject any of the Target Benefit Plans or their related trusts, Target or any of its Subsidiaries, or any ERISA Affiliate of Target to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(ix)       Neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event) (A) result in the acceleration of vesting, exercisability, funding, or delivery of, or an increase in the amount or value of, any payment, right, or other benefit to any director, officer, or employee of Target or any of its Subsidiaries; (B) result in any limitation on the right of Target or any of its Subsidiaries to amend, merge, terminate, or receive a reversion of assets from any Target Benefit Plan or related trust at or after the Effective Time; or (C) result in any payment or benefit that, individually or in combination with any other payment or benefit, would be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(x)         No Target Benefit Plan provides for a gross-up for or reimbursement of Taxes under Section 409A or Section 4999 of the Code, or otherwise.

(s)         Real Property.  Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, Target or a Subsidiary of Target (i) has good and marketable title to all of the real property reflected in the latest audited financial statements included in the Target Securities Filings as being owned by Target or a Subsidiary of Target, or acquired after the date thereof (except properties sold or otherwise disposed of since the date of such audited financial statements in the ordinary course of business) (the “Target Owned Properties”), free and clear of all Liens except Permitted Liens, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Target Securities Filings or acquired or created after the date thereof (except for leasehold estates that have expired by their terms since the date of such audited financial statements) (collectively with the Target Owned Properties, the “Target Real Property”), free and clear of all Liens except Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each lease pertaining to such leasehold estates is valid and in full force and effect.  There are no pending or, to the knowledge of the Target, threatened condemnation proceedings against the Target Real Property.  Schedule 4.2(s) of the Target Disclosure Memorandum contains a correct and complete list of each Target Real Property, including lease commencement and termination dates (excluding any renewal options relating thereto) and any notices or consents required prior to consummation of the transactions contemplated by this Agreement, as applicable.

(t)          Environmental Matters.

(i)          Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, Target and its Subsidiaries are, and for the past five years have been, in compliance with all Environmental Laws.

(ii)        There is not pending or, to the Knowledge of Target, threatened any legal, administrative, arbitration, or other proceedings, claims, or actions, or to the Knowledge of Target any private environmental investigations or remediation activities or governmental investigations, of any nature seeking to impose, or that could reasonably be expected to result in there being imposed, on Target or any of its Subsidiaries any liability or obligation arising under any Environmental Law, which liability or obligation would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target.  To the Knowledge of Target, there is no reasonable basis for any such proceeding, claim, action, activity, or investigation that would result in the imposition on Target or any of its Subsidiaries of any liability or obligation that would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target.

(iii)        Neither Target, its Subsidiaries, nor, to the Knowledge of Target, any other Person, has generated, stored, treated, transported, released or disposed of any Hazardous Substance on, in, under, to or from any property owned or leased by Target or its Subsidiaries in such a manner that could reasonably be expected to result in there being imposed on Target or any of its Subsidiaries any liability or obligation arising under any Environmental Law, which liability or obligation would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target.

(iv)        Target has delivered to Company all material environmental reports, audits, assessments or enforcement documents, and all occupational health studies relating to Hazardous Substance exposures, in the custody or under the control of Target and its Subsidiaries, including, without limitation, all such documents pertaining to underground and above-ground storage tanks, polychlorinated biphenyls, asbestos in buildings or products, off-site disposal of Hazardous Substances, consent orders or agreements with any Governmental Entity, and fines and penalties imposed under any Environmental Law, in each case, that (A) relate to the business of Target or its Subsidiaries or any property owned or controlled by Target or its Subsidiaries and (B) were generated in the last six years.

(u)         Fairness Opinions.  Prior to the Parties’ execution of this Agreement, the board of directors of Target received from Raymond James & Associates, Inc. an opinion (which, if initially rendered verbally, has been or will be confirmed in a written opinion dated the same date) to the effect that, as of the date of such opinion and based upon and subject to the assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Target Common Stock.  Such opinion has not been amended or rescinded as of the date of this Agreement.

(v)        Broker Fees.  Except for and in connection with the engagement of Raymond James & Associates, Inc., Evercore Group L.L.C., and Credit Suisse Securities (USA) LLC, neither Target nor any of its Subsidiaries nor any officer or director of Target or any of its Subsidiaries has engaged or employed any broker, financial advisor, investment banker, or finder, or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, in connection with this Agreement or any of the transactions contemplated hereby.

(w)         Loan Matters.

(i)          The Target Parties’ allowance for loan and lease losses is, in the reasonable opinion of the Target Parties’ management, in compliance in all material respects with the Target Parties’ existing methodology for determining the adequacy of their allowance for loan and lease losses and consistent in all material respects with GAAP and applicable regulatory accounting requirements.

(ii)        Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, each loan or other borrowing arrangement (including leases, credit enhancements, commitments, guarantees, and interest-bearing assets) of Target or its Subsidiaries (collectively, the “Target Loans”) (A) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine, and what they purport to be, (B) to the extent carried on the books and records of Target and its Subsidiaries as a secured Target Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens, or encumbrances, as applicable, which have been perfected, and (C) is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(iii)        No Target Loan that, as of the date of this Agreement, has an outstanding principal balance of $1,000,000 or more and that was not over 90 days or more delinquent in payment of principal or interest as of March 31, 2021, is as of the date of this Agreement over 90 days or more delinquent in payment of principal or interest.  No Target Loan that, as of the date of this Agreement, has an outstanding principal balance of $1,000,000 or more and that as of March 31, 2021, was not classified by Target as “special mention,” “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “watch list,” or words of similar import is as of the date of this Agreement so classified.

(iv)       Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, each outstanding Target Loan (including Target Loans held for resale to investors), other than those that are loan participations purchased by Target or its Subsidiaries, was solicited and originated, and has been administered and, where applicable, serviced, and the relevant Target Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Target and its Subsidiaries (and, in the case of Target Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), and all applicable Laws.

(v)        None of the agreements pursuant to which Target or any of its Subsidiaries has sold Target Loans or pools of Target Loans, or participations in Target Loans or pools of Target Loans, contain any obligation on the part of Target or any of its Subsidiaries to repurchase any such Target Loans or interests therein solely on account of a payment default by the obligors on such Target Loans (other than first payment defaults), except for agreements for the sale of Target Loans that are mortgage loans sold to third-party investors or government sponsored entities.

(vi)       Neither Target nor any of its Subsidiaries is now, or has been since January 1, 2019, subject to any material fine, suspension, or settlement or any other material administrative agreement or sanction by or with, or any material reduction in any loan purchase commitment from, any Governmental Entity that relates to the origination, sale, or servicing of mortgage or consumer Loans.

(x)          Related Party Transactions.  As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements, or understandings, nor are there any currently proposed transactions or series of related transactions, between Target or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Target or any of its Subsidiaries or any Person who beneficially owns (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) 5% or more of the outstanding Target Common Stock (or any of such Person’s immediate family members or affiliates) (other than Subsidiaries of Target) on the other hand, of the type required to be reported in any Target Securities Filing pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

(y)         Insurance.  Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, (i) Target and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Target Parties reasonably has determined to be prudent and generally consistent with industry practice, (ii) Target and its Subsidiaries are in compliance with the terms of the policies of insurance maintained by Target and its Subsidiaries and are not in default under any of the terms of such policies, (iii) each such policy is in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors, or employees of Target and its Subsidiaries, Target or one or more of its Subsidiaries are the sole beneficiaries of such policies, (iv) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in a due and timely fashion, (v) as of the date of this Agreement, there is no claim for coverage by Target or any of its Subsidiaries pending under any such policy as to which coverage has been questioned, denied, or disputed by the underwriters of such policy, and (vi) neither Target nor any of its Subsidiaries has received written notice of any termination of, material premium increase with respect to, or material alteration of coverage under any such policies.

(z)          Investment Securities.  Target and its Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements), free and clear of any Liens, except as set forth in the financial statements included in the Target Securities Filings and except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Target or its Subsidiaries.  Such securities and commodities are valued on the books of Target in accordance with GAAP in all material respects.  Target and its Subsidiaries employ investment, securities, commodities, risk management, and other similar policies, practices, and procedures that management of Target and its Subsidiaries reasonably believes are prudent and reasonable in the context of their respective businesses, and, since January 1, 2019, Target and each of its Subsidiaries have been in compliance with such policies, practices, and procedures in all material respects.

(aa)        Fiduciary Accounts.  Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target, (i) Target and its Subsidiaries have properly administered all accounts, if any, for which they serve or act as a fiduciary, including accounts for which they serve as trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor, in accordance with the terms of all governing documents and applicable Laws, and (ii) neither Target nor any of its Subsidiaries, nor to the Knowledge of Target any of the directors, officers, or employees of Target or any of its Subsidiaries, have committed any breach of trust with respect to any such fiduciary account, and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(bb)       Risk Management Instruments.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Target or any of its Subsidiaries or for the account of a customer of Target or any of its Subsidiaries (the “Target Risk Management Instruments”), were entered into in the ordinary course of business and in accordance with applicable rules, regulations, and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time.  Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target, Target and each of its Subsidiaries have duly performed in all material respects all of their material obligations under the Target Risk Management Instruments to the extent that such obligations to perform have accrued and, to the Knowledge of Target, there are no material breaches, violations, or defaults or allegations or assertions of such by any other party under the Target Risk Management Instruments.

(cc)        Tax Treatment of Merger.  Target has not taken any action and does not have Knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” under the provisions of Section 368(a) of the Code.

(dd)      Target Information.  The information relating to Target and its Subsidiaries that is provided in writing by Target or its representatives specifically for inclusion or incorporation by reference in (i) the Proxy Statement/Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to holders of Target Common Stock or at the time of the Target Meeting, (ii) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, or (iii) any other document filed with any Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The portions of the Proxy Statement/Prospectus relating to Target and its Subsidiaries will comply in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder.

(ee)          Internal Controls.  The records, systems, controls, data, and information of Target and its Subsidiaries are recorded, stored, maintained, and operated under means (including any electronic, mechanical, or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Target or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target.  Target (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act) to ensure that material information relating to Target or its Subsidiaries is made known to the chief executive officer and the chief financial officer of Target by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Target’s outside auditors and the audit committee of Target’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) which are reasonably likely to adversely affect Target’s ability to record, process, summarize, and report financial information, and (B) to the Knowledge of Target, any fraud, whether or not material, that involves management or other employees who have a significant role in Target’s internal controls over financial reporting.  To the Knowledge of Target, there is no reason to believe that Target’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(ff)          Regulatory Capital.  Target and Target Bank are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 324.403, respectively.

(gg)          State Takeover Laws. Target and Target Bank have taken (through their respective boards of directors or other governing bodies or otherwise) all action, if any, required to render inapplicable to this Agreement and the transactions contemplated hereby any otherwise applicable state antitakeover Laws, including without limitation any “moratorium,” “control share,” “fair price,” “takeover,” or “interested shareholder” Law (collectively, the “Antitakeover Laws”).

(hh)          No Further Representations.  Except for the representations and warranties made by Target in this Article IV (as qualified by the Target Disclosure Memorandum), neither Target nor any other Person makes or has made any express or implied representation or warranty with respect to Target or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of Target or its Subsidiaries, and Target hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither Target nor any other Person makes or has made any representation or warranty to Company or any other Person with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to Target or any of its Subsidiaries or the respective businesses of Target and its Subsidiaries or (ii) except for the representations and warranties made by Target in this Article IV, any oral or written information presented, delivered, or made available to Company or its Subsidiaries, or any of their representatives, in the course of their due diligence investigation of Target and its Subsidiaries or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby.  Target also acknowledges and agrees that (i) except as expressly set forth in Article V (including the related portions of the Company Disclosure Memorandum), neither Company nor any other Person makes or has made any express or implied representation or warranty with respect to Company or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of Company or its Subsidiaries and (ii) any such other representations or warranties are specifically disclaimed and Target did not rely on any representation or warranty not contained in Article V (as qualified by the Company Disclosure Memorandum) when making its decision to enter into this Agreement and will not rely on any such representation or warranty in deciding to consummate the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF COMPANY

Section 5.1         Company Disclosure Memorandum.  Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, Company has delivered to Target a confidential memorandum (the “Company Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations, warranties, or covenants of Company contained in this Agreement, making specific reference in the Company Disclosure Memorandum to the sections of this Agreement to which such items relate.

Section 5.2          Representations and Warranties.  Subject to and except as disclosed in (i) the Company Disclosure Memorandum and/or (ii) the Company Securities Filings (as defined below) filed with or furnished to the SEC prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors” and disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive, or forward-looking in nature), Company hereby represents and warrants to Target as follows:

(a)         Organization and Qualification.  Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is duly registered as a bank holding company under the BHCA.  Company Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina.  Each of Company and Company Bank has, in all material respects, the corporate power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted.  Each of Company and Company Bank is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary, except where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Company.  True and complete copies of the charter and bylaws of each of Company and Company Bank, in each case as amended and/or restated and in effect as of the date of this Agreement, previously have been provided or made available to Target.  Neither Company nor Company Bank is in violation, in any material respect, of its respective charter or bylaws.

(b)          Subsidiaries.  Each of Company and Company Bank owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any Liens.  Company’s and Company Bank’s ownership interests in their respective Subsidiaries are in compliance in all material respects with all applicable Laws.  Each of the Subsidiaries of Company (other than Company Bank) and/or Company Bank (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has, in all material respects, all requisite corporate, limited liability company, or other power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Company.  Except as would not reasonably be expected to have a Material Adverse Effect on Company, the outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of Company and/or Company Bank have been validly authorized and are validly issued, fully paid, and non-assessable.  No shares of capital stock or other equity or ownership interests of any Subsidiary of Company or Company Bank are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of Company or Company Bank, or any other debt or equity security of any Subsidiary of Company or Company Bank; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of Company or Company Bank or any options, warrants, or other rights with respect to such securities. There is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Company other than Company’s Subsidiaries.  There are no restrictions on the ability of any Subsidiary of Company to pay dividends or make distributions except as set forth on Schedule 5.2(b) of the Company Disclosure Memorandum and except for restrictions on dividends and distributions generally applicable under applicable Law.

(c)          Capitalization.

(i)          The authorized capital stock of Company consists of 200,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, a total of 86,799,322 shares were issued and outstanding and a total of 797,898 shares were reserved for issuance upon the vesting or settlement of outstanding equity or equity based awards, and 10,000,000 shares of Company Preferred Stock, of which, as of the date of this Agreement, a total of 4,000 shares were issued and outstanding.  The authorized capital stock of Company Bank consists of 10,000,000 shares of Company Bank Common Stock, of which 85,000 shares were issued and outstanding and owned by Company as of the date of this Agreement, and 10,000,000 shares of Company Bank Preferred Stock, of which, as of the date of this Agreement, zero shares were issued and outstanding.  There are no other classes or series of authorized, issued, or outstanding capital stock of Company or Company Bank.  The Company Common Stock to be issued in exchange for Target Common Stock as consideration for the Merger, when issued in accordance with the terms of this Agreement, will be registered under the Securities Act and will be duly authorized, validly issued, fully paid, and non-assessable and will not be subject to any preemptive rights.  There is a sufficient number of authorized and unissued shares of Company Common Stock to enable Company to issue the Merger Consideration as contemplated in this Agreement.

(ii)         No shares of Company Stock are held in treasury by Company or otherwise owned, directly or indirectly, by Company, and no shares of Company Bank Stock are held in treasury by Company Bank or otherwise owned, directly or indirectly, by Company Bank.  All of the issued and outstanding shares of Company Stock and Company Bank Stock have been duly and validly authorized and issued in compliance in all material respects with all applicable Laws and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, and none of the issued and outstanding shares of Company Stock or Company Bank Stock have been issued in violation of the preemptive rights of any Person.  Except as related to 797,898 shares reserved for issuance upon the vesting or settlement of outstanding equity or equity-based awards as described in Section 5.2(c)(i), as of the date of this Agreement, there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Company, or securities convertible into or exercisable or exchangeable for shares of capital stock of Company, or that require or obligate or could require or obligate Company to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment, and there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Company Bank to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Company Bank, or securities convertible into or exercisable or exchangeable for shares of capital stock of Company Bank, or that require or obligate or could require or obligate Company Bank to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment.  There are no outstanding obligations or commitments on the part of Company or Company Bank to repurchase, redeem, or otherwise acquire any shares of its capital stock.  No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of Company or Company Bank may vote are issued or outstanding.  As of the date of this Agreement, neither Company nor any Affiliate of Company is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by Company or any of its Affiliates.  The shares of Company Common Stock outstanding as of the date of this Agreement are listed for trading on Nasdaq.

(d)        Authority.  Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(e) and Section 5.2(f), to perform its obligations hereunder and consummate the transactions contemplated hereby.  Company Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to the approval of the Bank Merger Agreement by Company as the sole shareholder of Company Bank in accordance with the charter and bylaws of Company Bank and applicable Law and to the consents, approvals, waivers, notices, filings, and registrations referred to in Section5.2(e) and Section 5.2(f), to perform its obligations thereunder and consummate the transactions contemplated thereby.  The execution and delivery of this Agreement by Company, the performance by Company of its obligations hereunder, and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Company, and no other corporate actions or proceedings on the part of Company are necessary to authorize the execution, delivery, or performance of this Agreement by Company or the consummation by Company of the transactions contemplated hereby.  The execution and delivery of the Bank Merger Agreement by Company Bank, the performance by Company Bank of its obligations thereunder, and the consummation by Company Bank of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Company Bank, and no other corporate actions or proceedings on the part of Company Bank are necessary to authorize the execution, delivery, or performance of the Bank Merger Agreement by Company Bank or the consummation by Company Bank of the transactions contemplated thereby, other than the approval of the Bank Merger Agreement by Company as the sole shareholder of Company Bank in accordance with the charter and bylaws of Company Bank and applicable Law.  The board of directors of Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Company and its shareholders and has duly and validly adopted resolutions to the foregoing effect.  The board of directors of Company Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Company Bank and its sole shareholder and has directed that the Bank Merger Agreement be submitted to the sole shareholder of Company Bank for approval, and has duly and validly adopted resolutions to the foregoing effect.  This Agreement has been duly and validly executed and delivered by Company and, assuming due authorization, execution, and delivery by Target, constitutes a valid and legally binding obligation of Company enforceable against Company in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by Company Bank and, assuming due authorization, execution, and delivery by Target Bank, constitutes a valid and legally binding obligation of Company Bank enforceable against Company Bank in accordance with its terms, in each case subject to the Enforceability Exceptions.

(e)          No Violations.  Neither the execution, delivery, or performance of this Agreement by Company, nor the execution, delivery, or performance of the Bank Merger Agreement by Company Bank, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will, assuming the approval of the Bank Merger Agreement by Company as the sole shareholder of Company Bank in accordance with the charter and bylaws of Company Bank and applicable Law, and assuming the receipt, giving, and making of such consents, approvals, waivers, notices, and filings as may be required in connection with Company acquiring and succeeding to all rights, title, and interests of Target in the TPS Trusts, including the issued and outstanding common securities of the TPS Trusts, and Company’s assumption of Target’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case subject to the terms and conditions of the TPS Documents, (i) violate the charter or bylaws of Company or Company Bank or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(f) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which Company or any of its Subsidiaries, or the properties or assets of Company or any of its Subsidiaries, are subject or by which Company or any of its Subsidiaries, or the properties or assets of Company or any of its Subsidiaries, are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which Company or any of its Subsidiaries is a party or to or by which any of the properties or assets of Company or any of its Subsidiaries may be subject or bound, except, in the case of clauses (A) and (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

(f)          Consents and Approvals.  No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity or Nasdaq are required to be obtained, given, or made in connection with the execution, delivery, or performance of this Agreement by Company or the execution, delivery, or performance of the Bank Merger Agreement by Company Bank, or the consummation by Target of the transactions contemplated by this Agreement or the consummation by Company Bank of the transactions contemplated by the Bank Merger Agreement, except (i) the Regulatory Approvals; (ii) the filing of the Georgia Articles of Merger with the Georgia Secretary of State, the filing of the Tennessee Articles of Merger with the Tennessee Secretary of State, and the filing of the Bank Merger Certificates; (iii) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement (in which the Proxy Statement/Prospectus will be included as a prospectus), and declaration of effectiveness of the Registration Statement by the SEC; (iv) approval of the listing on Nasdaq of the shares of Company Common Stock to be issued pursuant to this Agreement; (v) applications, filings, and notices, as applicable, with, and approval of the same, as applicable, by, Government Entities that have authority over the mortgage operations of Target or its Subsidiaries (including Fannie Mae, Ginnie Mae, and Freddie Mac); (vi) filings and approvals required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of shares of Company Common Stock pursuant to this Agreement; and (vii) such other consents, approvals, waivers, notices, filings, and registrations as are required to be obtained, given, or made under or pursuant to applicable federal or state securities Laws or the rules of Nasdaq.  As of the date of this Agreement, Company does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this Section 5.2(f) will not be obtained or received in order that the Merger and the Bank Merger may be consummated in a timely manner.

(g)          Reports.  Company and its Subsidiaries have timely filed or furnished, as applicable, all reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since (and including) January 1, 2019, with or to the Federal Reserve, the FDIC, the SCBFI, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file or furnish, as applicable, such reports, forms, notices, applications, schedules, registration or proxy statements, or other filings, documents, or instruments (or any amendments required to be made with respect thereto) or the failure to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.  As of their respective dates, such reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.

(h)          Securities Filings.  Company has timely filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that Company has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since (and including) January 1, 2019 (collectively, the “Company Securities Filings”).  True, correct, and complete copies of the Company Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC.  As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the Company Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Company Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Company Securities Filings. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Company Securities Filings filed with or furnished to the SEC prior to the date of this Agreement.  None of the Subsidiaries of Company file, or since January 1, 2019, have been required to file any reports, registration statements, or other filings pursuant to the Securities Act or the Exchange Act.

(i)          Financial Statements.  The financial statements of Company and its Subsidiaries included in the Company Securities Filings (including the related notes, where applicable) (the “Company Financial Statements”) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries in all material respects and fairly present in all material respects the financial position, results of operations, changes in stockholders’ equity, and cash flows of Company and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate).  Each of the Company Financial Statements (including the related notes, where applicable) (i) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (ii) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements.  The books and records of Company and its Subsidiaries have since (and including) January 1, 2019, been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements.  Since (and including) January 1, 2019, no independent public accounting firm of Company has resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(j)          Undisclosed Liabilities.  Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of Company as of March 31, 2021, included in Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (including any notes thereto), (ii) Liabilities incurred since March 31, 2021, in the ordinary course of business consistent with past practice, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(k)          Absence of Certain Changes or Events.

(i)          Since (and including) January 1, 2021, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on Company.

(ii)         Since (and including) January 1, 2021 through the date of this Agreement, except as relates to the matters contemplated by this Agreement, Company and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects.

(l)          Litigation.  There are no suits, actions, claims, governmental or regulatory investigations, or legal, administrative, arbitration, or other proceedings of any nature pending or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries or any current or former director or executive officer of Company or any of its Subsidiaries in his or her capacity as such, or challenging the validity or propriety of the transactions contemplated by this Agreement, which if adversely determined would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Company.  Neither Company nor any of its Subsidiaries, nor any of the properties or assets of Company or any of its Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank or financial holding companies generally) that reasonably would be expected to be material to the business of Company and its Subsidiaries taken as a whole.

(m)         Regulatory Agreements.  Subject to Section 10.14, neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has since January 1, 2017, been ordered to pay any civil money penalty by, been the recipient of any supervisory letter from, or has adopted any policies, procedures, or board resolutions at the request or suggestion of, any Governmental Entity, in each case that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, or its management (any of the foregoing, a “Company Regulatory Agreement”), nor has Company or any of its Subsidiaries been advised in writing, or to Company’s Knowledge orally, since January 1, 2019, by any Governmental Entity that such Governmental Entity is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.  Subject to Section 10.14, there are no unresolved violations, criticisms, or exceptions noted by any Governmental Entity in any report relating to any examination or inspection of Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.  Except for examinations of Company and its Subsidiaries conducted by a Governmental Entity in the ordinary course of business, no Governmental Entity has initiated or has pending any proceeding, or, to the Knowledge of Company, investigation into the business or operations of Target or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

(n)          Compliance with Laws; Deposit Insurance.

(i)         Company and its Subsidiaries have at all times since (and including) January 1, 2019, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act, as amended, and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended, and Regulation B; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended, and Regulation Z; the CRA; the Home Mortgage Disclosure Act of 1975, as amended; the Fair Debt Collection Practices Act; the Electronic Fund Transfer Act; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; regulations promulgated by the Consumer Financial Protection Bureau; the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products; the SAFE Mortgage Licensing Act of 2008; the Real Estate Settlement Procedures Act and Regulation X; the Sarbanes-Oxley Act; all Privacy Laws; and all other applicable bank secrecy or anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.  Company and its Subsidiaries have, and at all times since (and including) January 1, 2019, have had, all permits, registrations, licenses, franchises, certificates, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, required in order to permit them to own, lease, and operate their respective properties and assets and to carry on their respective businesses (and have paid all fees and assessments due in connection therewith), except for any failure to have any such permit, registration, license, franchise, certificate, order, authorization, or approval or to make any such filing, application, or registration (or failure to pay any such fees and assessments) that, individually or in the aggregate with other such failures, would not reasonably be expected to have a Material Adverse Effect on Company, and, to the Knowledge of Company, no suspension or cancellation of any such permit, registration, license, franchise, certificate, order, authorization, or approval is threatened.

(ii)        Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries, or to the Knowledge of Company, any director, officer, employee, agent, or other Person acting on behalf of Company or any of its Subsidiaries, has, directly or indirectly, (A) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (D) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries, (E) made any fraudulent entry on the books or records of Company or any of its Subsidiaries, (F) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for any business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(iii)       Company Bank received a rating of “satisfactory” or better during its most recent CRA examination and, to the Knowledge of Company, there are no facts or circumstances that would reasonably be expected to cause Company Bank to be considered not in satisfactory compliance in any material respect with the CRA or to be assigned a CRA rating by federal banking regulators of lower than “satisfactory.”

(iv)       Since January 1, 2019, each of the principal executive officer and the principal financial officer of Company (or each former principal executive officer or former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and Company has, since January 1, 2019, been in compliance with all other applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.  For purposes of this Section 5.2(n)(iii), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(v)         The deposits of Company Bank are insured by the FDIC through the Deposit Insurance Fund in accordance with the FDIA to the fullest extent permitted by Law, and Company Bank has timely paid when due all premiums and assessments required in connection therewith and has timely filed all reports related thereto required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on Company.  No proceeding for the revocation or termination of such deposit insurance is pending or threatened.

(o)          Taxes.  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Company: (i) Company and each Subsidiary of Company has duly and timely filed (taking into account all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete; (ii) neither Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); (iii) all Taxes of Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been timely paid in full; (iv) Company and each subsidiary of Company has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, or other third party; (v) neither Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Taxes that remains in effect (other than extensions granted automatically and extensions or waivers requested in the ordinary course of business); (vi) neither Company nor any of its Subsidiaries has received written notice of any assessment or proposed assessment, judicial or administrative proceeding, examination, or audit in connection with any Taxes, and there are no threatened (in writing) or pending disputes, claims, audits, examinations, or other proceedings regarding any Taxes of Company or any of its Subsidiaries or the assets of Company or any of its Subsidiaries; (vii) neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement or arrangement (other than such an agreement or arrangement (A) exclusively between or among Company and its Subsidiaries or (B) the primary subject matter of which is not Taxes); (viii) neither Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Company) or (B) has any liability for the Taxes of any Person (other than Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor or otherwise by operation of Law; (ix) there are no Liens for Taxes upon any of the properties or assets of Company or any of its Subsidiaries, other than Permitted Liens; (x) no claim has been received in writing by Company or any of its Subsidiaries from any taxing authority in a jurisdiction where Company or any of its Subsidiaries has not filed a Tax Return that Company or any of its Subsidiaries is or may be subject to Tax by such jurisdiction or required to file a Tax Return with such jurisdiction; (xi) none of Company or any of its Subsidiaries has executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of foreign, state, provincial or local Law that will bind Company or any of its Subsidiaries for any taxable period after the Closing; and (xii) none of Company or any of its Subsidiaries will be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following actions taken by Company or any of its Subsidiaries prior to Closing: (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (C) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, provincial, local, or non-U.S. income Tax Law, (D) an installment sale or open transaction disposition made on or prior to the Closing Date, (E) a prepaid amount received on or prior to the Closing Date, or (F) an election under Section 108(i) of the Code.  Neither Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.  Neither Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(p)         Certain Contracts.  Each Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of the SEC’s Regulation S-K) to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound as of the date of this Agreement (each, a “Company Contract”) has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Company with the SEC, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Company subsequent thereto.  Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (i) each Company Contract is in full force and effect and is a valid and binding obligation of Company and/or one of its Subsidiaries, as applicable, (ii) Company and its Subsidiaries have complied with and performed all covenants and obligations required to be complied with or performed by them to date under the Company Contracts, (iii) neither Company nor any of its Subsidiaries is in material breach or violation of or material default under any Company Contact, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material breach, violation, or default by Company or any of its Subsidiaries, and (iv) to the Knowledge of Company, no third-party counterparty to any Company Contract is in material breach or violation of or material default under any Company Contact.

(q)          Intellectual Property; Information Technology Systems.

(i)          Company and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Intellectual Property used in the conduct of their respective businesses as currently conducted. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Company, (A) to the Knowledge of Company, neither Company nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating any other Person’s rights in Intellectual Property, or has violated or breached any applicable license pursuant to which Company or any of its Subsidiaries acquired the right to use any Intellectual Property, (B) no person has asserted in writing to Company or any of its Subsidiaries that Company or any of its Subsidiaries has infringed, misappropriated, or otherwise violated the Intellectual Property rights of any Person, (C) to the Knowledge of Company, no person is challenging, infringing on, or otherwise violating any right of Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Company or its Subsidiaries, and (D) neither Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property owned by Company or any of its Subsidiaries.

(ii)        Company and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Company IT Systems. To the Knowledge of Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, all of the Company IT Systems (A) have been reasonably maintained in accordance with standards set by manufacturers or otherwise in accordance with standards in the industry and (B) are in good working condition to reasonably perform all information technology (including data processing) operations necessary to conduct the business of Company and its Subsidiaries as currently conducted. Company and its Subsidiaries have implemented a comprehensive written information security program and, since January 1, 2019, have maintained and had in place commercially reasonable administrative, organizational, technical, and physical safeguards reasonably adequate to (X) secure and protect the Company Data and the Company IT Systems consistent in all material respects with industry standard practices; (Y) ensure the confidentiality, integrity, and security of the Company Data and the Company IT Systems; and (Z) protect against any Company Information Security Incident. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, to the Knowledge of Company, Company and its Subsidiaries are, and have been since January 1, 2019, in compliance with the Privacy Laws and all representations, warranties, statements, contracts, and commitments that Company or its Subsidiaries have made or entered into with respect to the collection, use, disclosure, transfer, security, retention, disposal, or other processing of Personal Information, including (A) all privacy or data protection policies, notices, statements, and disclosures published or otherwise made available by Company or its Subsidiaries; (B) all internal policies, procedures, or standards regarding the security or protection of Personal Information; and (C) any contractual commitment made by Company or its Subsidiaries with respect to the privacy, confidentiality, security, or processing of Personal Information. To the Knowledge of Company, as of the date of this Agreement, there is not currently any ongoing Company Information Security Incident. As of the date of this Agreement, no suit, action, litigation, claim, or legal or administrative proceeding, and to the Knowledge of Company no investigation, related to information or data security or privacy is pending or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries. No Person has made any formal written claim or commenced any action or, to the Knowledge of Company, any investigation against or with respect to Company or any of its Subsidiaries relating to any Company Information Security Incident or violation of Privacy Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

(r)          Broker Fees.  Except for and in connection with the engagement of D.A. Davidson & Co., neither Company nor any of its Subsidiaries nor any officer or director of Company or any of its Subsidiaries has engaged or employed any broker, financial advisor, investment banker, or finder, or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, in connection with this Agreement or any of the transactions contemplated hereby.

(s)         Insurance.  Company and its Subsidiaries are insured with reputable insurers, under policies of insurance in full force and effect, against such risks and in such amounts as the management of the Company Parties reasonably has determined to be prudent and generally consistent with industry practice.

(t)          Risk Management Instruments.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Company or any of its Subsidiaries or for the account of a customer of Company or any of its Subsidiaries (the “Company Risk Management Instruments”), were entered into in the ordinary course of business and in accordance with applicable rules, regulations, and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time.  Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations under the Company Risk Management Instruments to the extent that such obligations to perform have accrued and, to the Knowledge of Company, there are no material breaches, violations, or defaults or allegations or assertions of such by any other party under the Company Risk Management Instruments.

(u)          Tax Treatment of Merger.  Company has not taken any action and does not have Knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” under the provisions of Section 368(a) of the Code.

(v)          Company Information.  The information relating to Company and its Subsidiaries that is provided in writing by Company or its representatives specifically for inclusion or incorporation by reference in (i) the Proxy Statement/Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to holders of Target Common Stock or at the time of the Target Meeting, (ii) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, or (iii) any other document filed with any Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The portions of the Proxy Statement/Prospectus relating to Company and its Subsidiaries will comply in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, and the Registration Statement (except for such portions thereof that relate only to Target or its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder.

(w)          Internal Controls.  The records, systems, controls, data, and information of Company and its Subsidiaries are recorded, stored, maintained, and operated under means (including any electronic, mechanical, or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.  Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act) to ensure that material information relating to Company or its Subsidiaries is made known to the chief executive officer and the chief financial officer of Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Company’s outside auditors and the audit committee of Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) which are reasonably likely to adversely affect Company’s ability to record, process, summarize, and report financial information, and (B) to the Knowledge of Company, any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting.  To the Knowledge of Company, there is no reason to believe that Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(x)          Regulatory Capital.  Company and Company Bank are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 324.403, respectively.

(y)          No Further Representations.  Except for the representations and warranties made by Company in this Article V (as qualified by the Company Disclosure Memorandum), neither Company nor any other Person makes or has made any express or implied representation or warranty with respect to Company or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of Company or its Subsidiaries, and Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither Company nor any other Person makes or has made any representation or warranty to Target or any other Person with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to Company or any of its Subsidiaries or the respective businesses of Company and its Subsidiaries or (ii) except for the representations and warranties made by Company in this Article V, any oral or written information presented, delivered, or made available to Target or its Subsidiaries, or any of their representatives, in the course of their due diligence investigation of Company and its Subsidiaries or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby.  Company also acknowledges and agrees that (i) except as expressly set forth in Article IV (including the related portions of the Target Disclosure Memorandum), neither Target nor any other Person makes or has made any express or implied representation or warranty with respect to Target or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of Target or its Subsidiaries and (ii) any such other representations or warranties are specifically disclaimed and Company did not rely on any representation or warranty not contained in Article IV (as qualified by the Target Disclosure Memorandum) when making its decision to enter into this Agreement and will not rely on any such representation or warranty in deciding to consummate the transactions contemplated by this Agreement.

ARTICLE VI
CONDUCT PENDING THE MERGER

Section 6.1        Conduct of Business Prior to Effective Time.  During the period beginning on the date of this Agreement and ending at the earlier of the Effective Time or the termination of this Agreement, except as expressly otherwise contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of the other Party (which consent will not be unreasonably withheld, conditioned, or delayed), each of Company and Target shall, and shall use commercially reasonable efforts to cause its respective Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its current employees, and (c) not take any action that reasonably would be expected to adversely affect or delay, in any material respect, the ability of Company or Target to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

Section 6.2          Target Forbearances.  During the period beginning on the date of this Agreement and ending at the earlier of the Effective Time or the termination of this Agreement, except as expressly otherwise contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, with the prior written consent of Company (which consent will not be unreasonably withheld, conditioned, or delayed), or as set forth on Schedule 6.2 of the Target Disclosure Memorandum, Target shall not, and shall not permit any of its Subsidiaries to:

(a)          incur any indebtedness for borrowed money or assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other Person (other than Target or a Subsidiary of Target), other than (i) deposit liabilities created or incurred and letters of credit issued in the ordinary course of business, (ii) purchases of federal funds, and (iii) other borrowings by Target Bank in the ordinary course of business materially consistent with past practice with maturities of not more 24 months;

(b)          prepay any indebtedness if doing so would cause Target or any of its Subsidiaries to incur any prepayment penalty, or purchase, accept, or renew any brokered deposits, except in the ordinary course of business materially consistent with past practice;

(c)         (i) adjust, split, combine, or reclassify any of its capital stock; (ii) make, declare, pay, or set aside for payment any dividend or other distribution on or in respect of its capital stock or other securities, other than (A) regular quarterly cash dividends by Target on Target Common Stock at a rate no greater than $0.12 per share (per quarter) with record and payment dates consistent with past practice, (B) the declaration and payment by any Subsidiary of Target of dividends and distributions to Target or any direct or indirect Subsidiary of Target, and (C) dividends or distributions by Target in respect of subordinated debentures or notes or trust preferred securities outstanding on the date of this Agreement to the extent required by the terms thereof; (iii) other than under the Target ESPP, grant any Person any right to acquire shares of its capital stock or any securities or rights convertible into or exercisable for shares of its capital stock, except in connection with the exercise, vesting, or settlement of Target Equity Awards outstanding as of the date of this Agreement; (iv) issue any additional shares of capital stock or any securities or obligations convertible into or exercisable for any shares of its capital stock, except in connection with the exercise, vesting, or settlement of Target Equity Awards outstanding as of the date of this Agreement or pursuant to the Target ESPP; or (v) directly or indirectly redeem, purchase, repurchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for shares of its capital stock, except in connection with the exercise, vesting, or settlement of Target Equity Awards outstanding as of the date of this Agreement (including the satisfaction of Tax withholding obligations associated therewith);

(d)          sell, transfer, mortgage, encumber, or otherwise dispose of any of its material properties or assets or cancel, release, or assign any material indebtedness or claims or waive any rights of substantial value, in each case other than in the ordinary course of business materially consistent with past practice or pursuant to Contracts in force as of the date of this Agreement;

(e)          make any material investment in, whether by purchase of stock or other securities, contributions to capital, property transfer, purchase of any property or assets, or otherwise, any other Person except pursuant to commitments in place as of the date of this Agreement, or form any new Subsidiary or dissolve, liquidate, or terminate any existing Subsidiary;

(f)          except in the ordinary course of business materially consistent with past practice, (i) renew, amend or modify in any material respect, cancel, or terminate any Target Material Contract or (ii) enter into any new Contract that would constitute a Target Material Contract if it had been in effect on the date of this Agreement;

(g)         settle or compromise any claim, action, suit, or proceeding, if the settlement or compromise (i) involves the payment by it of more than $100,000 (or $250,000, in the aggregate, with respect to all such settlements and compromises), net of any insurance proceeds or indemnity, contribution, or similar payments actually received in connection therewith, or (ii) would impose any material restriction on its business or operations, the business or operations of any of its Subsidiaries, or, after the Merger, the business or operations of the Surviving Corporation or any of its Subsidiaries;

(h)         except as required by the terms of any Target Benefit Plan in effect as of the date of this Agreement, (i) increase the salary, wages, bonus opportunity, compensation, or other benefits of, for, or payable to its directors or executive officers (except in the ordinary course of business materially consistent with past practice), (ii) pay or award, or commit to pay or award, any bonus, incentive compensation, pension, severance, or retirement allowance or contribution to any of its directors, officers, or employees (except in the ordinary course of business materially consistent with past practice), (iii) take any action to accelerate any material payment or benefit payable or to become payable to any current or former director, officer, or employee, (iv) become a party to, establish, adopt, materially amend, terminate, or commit to any pension, retirement, profit-sharing, welfare, or other benefit plan, agreement, or arrangement, or any employment, severance, salary continuation, retention, change of control, change in control, consulting, or other Contact, with or for the benefit of any director, officer, or employee, (v) amend or modify the terms of, or voluntarily accelerate the vesting of or the lapsing of restrictions with respect to, any Target Equity Award, or (vi) hire any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act);

(i)          amend its charter, bylaws, or other governing documents;

(j)          enter into any stock or asset purchase agreement or any plan or agreement of consolidation, merger, share exchange, or reorganization with any Person or any indication of interest, letter of intent, or agreement in principle with respect thereto;

(k)          establish or file an application or notice to establish, or relocate or close or file an application or notice to relocate or close, a branch, loan or deposit production, or other banking office or facility;

(l)          make or change any election in respect of Taxes (other than an election made on a Tax Return filed in the ordinary course of business), settle or compromise any material Tax Liability, agree to an extension or waiver of the statute of limitations with respect to the assessment, collection, or determination of any Taxes, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any material method of accounting with respect to Taxes, or file any material amended Tax Return;

(m)        (i) adopt or implement any material change in its accounting principles, practices, or methods, (ii) change the manner in which its investment securities or loan portfolio is classified or reported, in each case except as may be required by GAAP or regulatory accounting requirements, or (iii) materially restructure its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales, or otherwise;

(n)          take any action or knowingly fail to take any action, which action or failure to act is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(o)          take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(p)          make any material changes in its policies or practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, or (ii) hedging, in each case except as may be required by such policies and practices or by GAAP or regulatory accounting requirements;

(q)         (i) enter into any new line of business or change in any material respect its lending, investment, risk and asset liability management and other material banking and operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by GAAP or regulatory accounting requirements, (ii) make any loans or extensions of credit (not including renewals) in excess of $10,000,000 (on a per loan basis) except pursuant to existing commitments, or (iii) make any loans or extensions of credit (not including renewals) in excess of $500,000 to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve); provided that, for purposes of clauses (ii) and (iii), the consent of Company shall be deemed received unless Company objects in writing by the close of business on the second Business Day after receipt of a request for consent from Target or Target Bank;

(r)         extend additional funds to a borrower under a Target Loan classified as “criticized”, except for protective advances and extensions of additional credit of up to $500,000 on a per borrower basis (for purposes of this Section 6.2(r), a “criticized” Target Loan means any Target Loan classified as special mention, substandard, non-accrual, doubtful or a troubled debt restructuring (or words of similar import)); provided, that for the purpose of this paragraph, the consent of Company shall be deemed received unless Company objects in writing by the close of business on the next Business Day (or, if later, 24 hours) after receipt of a request for consent from Target or Target Bank;

(s)         make, or commit to make, any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate unless incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance); or

(t)          agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.

Section 6.3          Company Forbearances.  During the period beginning on the date of this Agreement and ending at the earlier of the Effective Time or the termination of this Agreement, except as expressly otherwise contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of Target (which consent will not be unreasonably withheld, conditioned, or delayed), Company shall not, and shall not permit any of its Subsidiaries to:

(a)         amend its charter, bylaws, or other governing documents in a manner that would adversely affect the economic benefits of the Merger to the holders of Target Common Stock or adversely affect the holders of Target Common Stock, as prospective holders of Company Common Stock, relative to other holders of Company Common Stock;

(b)          adjust, split, combine, or reclassify any of the capital stock of Company or make, declare, or pay, or set aside for payment, any extraordinary dividend, or make any other extraordinary distribution, on shares of Company Common Stock;

(c)          incur any indebtedness for borrowed money (other than indebtedness of Company or any of its wholly owned Subsidiaries to Company or any of its Subsidiaries) that would reasonably be expected to prevent Company or its Subsidiaries from assuming the outstanding indebtedness of Target and its Subsidiaries;

(d)          acquire or enter into an agreement to acquire, or publicly announce its intent to acquire or enter into an agreement to acquire, any other depository institution or credit union prior to the receipt of all Regulatory Approvals, in each case if it would reasonably be expected to result in a material delay in obtaining any Regulatory Approval or consummating the Merger;

(e)          merge or consolidate Company or Company Bank with any other Person, or engage in any similar business combination transaction, in either case where Company or Company Bank, as applicable, is not the surviving entity, or sale or transfer all or substantially all of the assets of Company or Company Bank to any other Person;

(f)          adopt or publicly propose a plan to restructure, reorganize, or completely or partially liquidate or dissolve;

(g)          take any action or knowingly fail to take any action, which action or failure to act is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(h)          take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(i)          agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.

Section 6.4         Absence of Control.  It is the mutual intent of the Parties that (a) Company shall not by reason of this Agreement be deemed to control, directly or indirectly, Target or any its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of Target or any of its Subsidiaries, and (b) Target shall not by reason of this Agreement be deemed to control, directly or indirectly, Company or any of its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of Company or any of its Subsidiaries.

ARTICLE VII
COVENANTS

Section 7.1          Acquisition Proposals.

(a)        Upon the Parties’ execution of this Agreement, Target shall and shall cause its Subsidiaries to, and shall direct its and its Subsidiaries’ directors, officers, employees, agents, and representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person other than Company and its Subsidiaries relating to an Acquisition Proposal.  Without limiting the generality of the foregoing, Target shall withdraw and terminate access granted to any Person (other than the Parties and their respective representatives) to any “data room” that was established in connection with a potential business combination transaction involving Target. Target shall use commercially reasonable efforts to enforce any existing confidentiality or standstill agreements to which Target or any of its Subsidiaries is a party in accordance with the terms thereof.

(b)        From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, Target shall not and shall cause its Subsidiaries not to, and shall use commercially reasonable efforts to cause its and its Subsidiaries’ directors, officers, employees, agents, and representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or knowingly facilitate any inquiries or proposals with respect to an Acquisition Proposal; (ii) provide non-public information or data regarding Target or any of its Subsidiaries to any Person other than Company and its Subsidiaries relating to or in connection with an Acquisition Proposal; (iii) participate in discussions or negotiations pertaining to an Acquisition Proposal; (iv) approve, endorse, or recommend, or execute or enter into, an indication of interest, letter of intent, or other Contract relating to an Acquisition Proposal (other than a confidentiality or nondisclosure agreement contemplated by this Section 7.1(b)); or (v) subject to Target’s rights under Section 7.7, make or authorize any statement, recommendation, or solicitation in support of an Acquisition Proposal; provided, however, that, prior to the date the shareholders of Target approve this Agreement, if Target’s board of directors determines in good faith, after consultation with its financial advisor(s) and its outside legal counsel, that the failure to do so would constitute or result in, or would be reasonably likely to constitute or result in, a violation of its fiduciary duties under applicable Law, Target may, in response to a bona fide written Acquisition Proposal not solicited in violation of this Section 7.1 that Target’s board of directors determines in good faith constitutes or is reasonably likely to result in a Superior Proposal, and subject to providing 48 hours prior written notice of its decision to take such action to Company and identifying to Company the Person making the Superior Proposal and the material terms and conditions of such Superior Proposal and compliance with Section 7.1(c), (A) furnish information regarding Target and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality or nondisclosure agreement containing terms not more favorable to such Person than the terms contained in the Confidentiality Agreement (which confidentiality agreement shall not provide such Person the exclusive right to negotiate with the Target Parties) and (B) engage in discussions and negotiations with such Person regarding such Acquisition Proposal.

(c)         In addition to the obligations of Target set forth above, Target shall, orally within 24 hours and in writing within two calendar days, advise Company of the receipt by Target or any of its Subsidiaries of an Acquisition Proposal, or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and shall keep Company reasonably informed on a current basis of the continuing status thereof, including the material terms and conditions thereof and any material changes thereto, and shall provide to Company copies of any material written materials received by Target or its Subsidiaries in connection therewith.  Additionally, Target shall reasonably promptly provide or make available to Company copies of any materials provided or made available to any third party pursuant to this Section 7.1 which have not been previously provided or made available to Company.

(d)         Nothing contained in this Agreement shall prohibit Target or its board of directors from taking and disclosing a position required by, or otherwise complying with, Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A, or from making any disclosure required by applicable Law; provided, however, that compliance by Target or its board of directors with such rules, regulations, or applicable Law shall not in any way limit or modify the effect that any action taken pursuant to such rules, regulations, or applicable Law has under any other provision of this Agreement.  Further, nothing contained in this Section 7.1 shall prevent Target or its board of directors from (i) taking any of the actions permitted by Section 7.7(b) or (ii) informing any Person who submits an unsolicited Acquisition Proposal of Target’s obligations under this Section 7.1.

Section 7.2         Notice of Certain Matters(a).  Prior to the Effective Time, each Party shall reasonably promptly notify the other Party of (and shall use its commercially reasonable efforts to prevent or promptly remedy) any fact, event, occurrence, circumstance, or condition known to it that (a) constitutes or has caused, or would reasonably be expected to cause, a material breach of any of the representations, warranties, covenants, or agreements of such Party contained in this Agreement, provided, however, that no such notification shall (i) affect the representations, warranties, covenants, or agreements of the Parties, or the conditions to the obligations of the Parties, contained in this Agreement or (ii) be deemed to amend or supplement the Disclosure Memoranda; (b) has had, or would reasonably be expected to have, either individually or taken together with all other facts, events, occurrences, circumstances, and conditions known to such Party, a Material Adverse Effect on such Party; or (c) would, or would reasonably be expected to, prohibit or materially impede or materially delay the consummation of the transactions contemplated by this Agreement.  Further, each Party shall promptly notify the other Party of any notice or other communication from any third party alleging that the consent or approval of such third party is or may be required in connection with the transactions contemplated by this Agreement.  The failure of a Party to comply with this Section 7.2 shall not in and of itself constitute the failure of any condition set forth in Section 8.2 or Section 8.3 to be satisfied unless the underlying fact, event, occurrence, circumstance, or condition would independently result in the failure of a condition set forth in Section 8.2 or Section 8.3 to be satisfied.

Section 7.3          Access and Information.

(a)          Prior to the Effective Time, upon reasonable notice and subject to applicable Laws relating to the confidentiality, nondisclosure, and exchange of information, for the purpose of Company verifying the representations and warranties of Target, and compliance by Target with its covenants and agreements, set forth in this Agreement, and preparing for the Merger (including for purposes of integration planning), Target shall, and shall cause its Subsidiaries to, afford to the Company Parties and their representatives reasonable access during normal business hours to the books, records, properties, assets, personnel, and information technology systems of Target and its Subsidiaries, as well as such other information relating to Target and its Subsidiaries as the Company Parties may reasonably request.  Prior to the Effective Time, upon reasonable notice and subject to applicable Laws relating to the confidentiality, nondisclosure, and exchange of information, for the purpose of Target verifying the representations and warranties of Company, and compliance by Company with its covenants and agreements, set forth in this Agreement, Company shall, and shall cause its Subsidiaries to, afford to Target and its representatives reasonable access during normal business hours to such information relating to Company and its Subsidiaries as Target may reasonably request.

(b)         Any investigation by a Party or its representatives pursuant to this Section 7.3 shall be conducted in a manner that does not unreasonably interfere with the business or operations of the Person being investigated.  No investigation by the Parties or their representatives pursuant to this Section 7.3 shall affect or be deemed to modify any of the representations, warranties, covenants, or agreements of the Parties set forth in this Agreement.  Neither Company nor Target nor their respective Subsidiaries shall be required to provide access to or disclose information pursuant to this Section 7.3 where such access or disclosure would violate or prejudice the rights of customers of Company or Target or their respective Subsidiaries, as the case may be, jeopardize the attorney-client privilege of the party in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense, or similar agreement between the Parties), or conflict with any Law, fiduciary duty, or binding Contract entered into prior to the date of this Agreement.  The Parties agree to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the immediately preceding sentence apply.

(c)         The Confidentiality Agreement, to the extent the same is not inconsistent with the terms of this Agreement, will remain in full force and effect following the date of this Agreement, whether or not the Merger occurs, in accordance with its terms. Without limiting the foregoing, each Party agrees to, and shall use commercially reasonable efforts to cause its respective agents, representatives, Affiliates, employees, officers, and directors to, treat and hold as confidential all information provided or made available by or on behalf of the other Party or its Subsidiaries, or their respective employees, officers, directors, agents, or representatives, pursuant to this Agreement or in connection with the transactions contemplated thereby, and not disclose and refrain from using any such information except pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby; provided that these restrictions shall not apply to information that is, or subsequently becomes, (i) generally available to and known by the public other than as a result of its disclosure by a Party or its agents, representatives, Affiliates, employees, officers, or directors in violation of the Confidentiality Agreement or this Agreement, or (ii) available to the receiving party or its employees, officers, directors, agents, or representatives on a non-confidential basis from a third-party source, provided that such source is not known by the receiving party to be prohibited from disclosing such information to the receiving party or its employees, officers, directors, agents, or representatives by any legal, fiduciary, contractual, or other obligation.

Section 7.4          Regulatory Filings; Consents and Approvals.

(a)         The Parties shall cooperate with each other and use their respective reasonable best efforts to prepare all documentation, to make all filings, to give all notices, and to obtain all permits, consents, approvals, waivers, and authorizations of all Governmental Entities and other third parties, including the Regulatory Approvals, necessary or advisable to consummate the Merger, the Bank Merger, and the other transactions contemplated by this Agreement.  Company shall use reasonable best efforts to prepare and file, and will cause Company Bank to use reasonable best efforts to prepare and file, any applications, notices, and requests for waivers required to be filed with the Federal Reserve or FDIC in connection with the Merger or the Bank Merger within 45 days after the date of this Agreement.  Each Party shall have the right to review in advance, and to the extent practicable each Party shall consult with the other Party with respect to, in each case subject to applicable Laws relating to the confidentiality, nondisclosure, and exchange of information, all applications, notices, and waiver requests, and any other written information, filed with or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement, provided that Company and Company Bank shall not be required to provide or make available to Target the confidential portions of any filing made with or submitted to a Governmental Entity.  In exercising its rights under the immediately preceding sentence, each Party agrees to act reasonably and as promptly as reasonably practicable.  Each Party agrees that it will consult with the other Party with respect to obtaining any permits, consents, approvals, waivers, and authorizations of or from Governmental Entities (including the Regulatory Approvals) or other third parties necessary or advisable to consummate the Merger, the Bank Merger, or the other transactions contemplated by this Agreement.  Each Party shall keep the other Party reasonably apprised of the status of the permits, consents, approvals, waivers, and authorizations necessary or advisable to consummate the Merger, the Bank Merger, or the other transactions contemplated by this Agreement.

(b)         In furtherance and not in limitation of the foregoing, each Party shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed, or overturned, any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent, that would restrain, prevent, or delay the Closing.  Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Company or Target or any of their respective Subsidiaries, and neither Company nor Target shall be permitted (without the prior written consent of the other Party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the above-referenced permits, consents, approvals, waivers, and authorizations of Governmental Entities and other third parties, that would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger (a “Burdensome Condition”).

(c)         Each Party agrees to, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, and its and its Subsidiaries’ directors, officers, and businesses, as well as such other matters, in each case as may be necessary, advisable, or appropriate in connection with any filing, notice, or application made or given by or on behalf of such other Party or any of its Subsidiaries with or to any Governmental Entity or other third party.

Section 7.5        Further Assurances(a).  Subject to the other terms and conditions of this Agreement, each Party agrees to use reasonable best efforts to promptly take, or cause to be promptly taken, all actions, and to promptly do, or cause to be promptly done, all things, necessary, proper, or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably possible, including using reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, and approvals from Governmental Entities, effecting all necessary registrations, applications, and filings (including without limitation filings under applicable federal or state securities Laws), and obtaining any required contractual consents and regulatory approvals.

Section 7.6         Publicity.  Each Party shall consult with the other Party before issuing any press release or making any other public announcement or statement (including written communications to shareholders) with respect to this Agreement or the transactions contemplated hereby, and no Party shall issue any such press release or make any such public announcement or statement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that this Section 7.6 shall not (a) operate to prohibit a Party from issuing any press release or making any other public announcement or statement required by applicable Law or by the rules or regulations of any stock exchange to which such Party is subject and (b) apply to any press release or other public announcement or statement that is consistent with one or more other press releases, announcements, or statements made after the date of this Agreement in compliance with this Section 7.6.

Section 7.7          Target Shareholders Meeting.

(a)          Target and its board of directors shall take, in accordance with applicable Law and Target’s charter and bylaws, all action necessary to call, give notice of, convene, and hold, as promptly as reasonably practicable after the date on which the Registration Statement becomes effective under the Securities Act, a meeting of Target’s shareholders (including any and all adjournments or postponements thereof, the “Target Meeting”) for the purpose of Target’s shareholders voting on approval of this Agreement and any other matters required to be approved or voted upon by Target’s shareholders in connection with or in order to consummate the transactions contemplated by this Agreement, as well as, if mutually agreed upon by the Parties, any other matters of the type customarily brought before a meeting of shareholders to approve an agreement such as this Agreement.  Except with the prior approval of Company (which approval will not be unreasonably withheld, conditioned, or delayed), no other matters shall be submitted for consideration by or the approval of Target’s shareholders at the Target Meeting.  Subject to Section 7.7(b), (i) Target and its board of directors shall at all times prior to and during the Target Meeting recommend to Target’s shareholders the approval of this Agreement and shall use commercially reasonable efforts to solicit and obtain such approval and (ii) neither Target nor its board of directors shall withhold, withdraw, modify, or qualify in any manner adverse to Company its recommendation that Target’s shareholders approve this Agreement and the transactions contemplated hereby, or take any other action (including making a public statement) intentionally inconsistent with such recommendation (any action prohibited by this clause (ii) being referred to as a “Target Change of Recommendation”).  Notwithstanding any Target Change of Recommendation, unless this Agreement has been terminated, the Target Meeting shall be convened and this Agreement shall be submitted to the shareholders of Target at the Target Meeting for the purpose of Target’s shareholders considering and voting on approval of this Agreement and any other matters required to be approved by Target’s shareholders in order to consummate the transactions contemplated by this Agreement.  Additionally, unless this Agreement has been terminated, Target shall not submit to or for a vote of its shareholders any Acquisition Proposal.

(b)          Notwithstanding Section 7.7(a), Target’s board of directors may make a Target Change of Recommendation if, but only if:

(i)          Target has complied in all material respects with Section 7.1;

(ii)         Target’s board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that its failure to make a Target Change of Recommendation would constitute or result in, or would be reasonably likely to constitute or result in, a violation of its fiduciary duties under applicable Law; and

(iii)       In the event the Target Change of Recommendation is the result of or relates to an Acquisition Proposal, (A) Target’s board of directors has determined in good faith that such Acquisition Proposal constitutes a Superior Proposal, (B) Target notifies Company at least three Business Days prior to making the Target Change of Recommendation of its intention to make such Target Change of Recommendation in response to such Superior Proposal, and furnishes to Company the identity of the Person making such Superior Proposal, a copy of the proposed transaction agreements and any other material documents relating to such Superior Proposal, and a reasonable description of the events or circumstances giving rise to its determination to take such action, (C) prior to effecting the Target Change of Recommendation, Target negotiates in good faith with Company, during the three Business Day period following Target’s delivery of the notice referred to in clause (B) above (to the extent Company desires to so negotiate), to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal ceases to constitute a Superior Proposal, and (D) after the conclusion of such three Business Day period, Target’s board of directors determines in good faith, after giving effect to all of the adjustments (if any) which may be offered by Company pursuant to clause (C) above, that such Acquisition Proposal continues to constitute a Superior Proposal; provided that in the event of any revisions to the terms of an Acquisition Proposal that reasonably could be expected to have a material impact on Target’s board of directors’ decision with respect to whether such Acquisition Proposal is a Superior Proposal, Target shall deliver a new written notice to Company pursuant to the foregoing clause (B) and again comply with the requirements of this Section 7.7(b)(iii) with respect to such new written notice.

(c)          Target shall adjourn or postpone the Target Meeting if (i) at the Target Meeting there is not a sufficient number of shares of Target Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Target Meeting, (ii) as of the date of the Target Meeting Target has not received proxies representing a sufficient number of shares of Target Common Stock necessary for the approval of this Agreement by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law, or (iii) required by applicable Law in order to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to Target’s shareholders a reasonable amount of time prior to the Target Meeting; provided that, in the case of clauses (i) and (ii), Target shall not be required to adjourn or postpone the Target Meeting more than two times.

Section 7.8          Employee and Benefit Matters.

(a)         Subject to applicable Law, the generally applicable, standard hiring policies of the Company Parties, and the terms of the Company Parties’ employee benefit plans, prior to the Closing Date, Company and/or Company Bank will make offers of at-will employment in writing to employees of Target and/or its Subsidiaries (each, an “Offer Employee”) to become employees of Company and/or Company Bank with a start date as of or immediately following the Effective Time and with compensation and benefits no less favorable than that provided and made available to similarly situated employees of Company and/or Company Bank.  Each Offer Employee who timely accepts Company’s and/or Company Bank’s offer of employment made pursuant to this Section 7.8(a) is referred to as a “Continuing Employee.” With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by Company or its Subsidiaries, excluding any retiree health care plans or programs and any equity compensation or deferred compensation plans or arrangements (collectively, “Employee Plans”), in which any Continuing Employees will participate effective as of or after the Effective Time, Company or its Subsidiaries, as appropriate, will recognize all years of service of Continuing Employees with Target and its Subsidiaries (and their respective predecessors) for vesting and eligibility purposes (but not for benefit accrual purposes or purposes of early retirement subsidies under any Employee Plan that is a defined benefit pension plan) in any Employee Plan in which such Continuing Employees may be eligible to participate at or after the Effective Time; provided that such service shall not be recognized to the extent that (i) such recognition of service would result in a duplication of benefits or (ii) such service was not recognized under a corresponding Target Benefit Plan.  With respect to Employee Plans providing health, dental, vision, or prescription drug coverage or group life or disability insurance coverage, Company or its Subsidiaries, as appropriate, will use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to Continuing Employees or their spouses or eligible dependents who were covered under a similar Target Benefit Plan immediately prior to the Effective Time.  Further, if Continuing Employees experience a transition in health, dental, vision, or prescription drug coverage during the middle of a plan year, Company and its Subsidiaries will use commercially reasonable efforts to cause any successor Employee Plan providing health, dental, vision, or prescription drug coverage for Continuing Employees to give credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under such successor plan for any deductible, co-payment, or other cost-sharing amounts previously paid by Continuing Employees in respect of their participation in the corresponding Target Benefit Plan during the plan year of the successor Employee Plan prior to the transition effective date.

(b)          If requested by Company in writing at least 20 Business Days prior to the Closing Date, Target shall take or cause to be taken such action as may be reasonably necessary to terminate the Reliant Bank 401(k) Plan (the “Target 401(k) Plan”) effective as of the day prior to the date that includes the Effective Time but contingent upon the Merger being effective at the Effective Time.  If Company requests that the Target 401(k) Plan be terminated, (i) Target shall provide Company with evidence that the Target 401(k) Plan has been terminated not later than two days prior to the Closing Date and (ii) Continuing Employees shall be eligible to participate, effective as of, or as soon as practicable (but in no event more than 30 days) after, the Effective Time, in a 401(k) plan sponsored or maintained by Company or one of its Subsidiaries (the “Company 401(k) Plan”), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan.  The Parties shall take any and all actions (including adopting amendment to the Target 401(k) Plan and/or the Company 401(k) Plan) that may be required to permit Continuing Employees to make rollover contributions to the Company 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of participant loans), Company Common Stock, or a combination thereof, in an amount equal to the full account balances distributed to Continuing Employees from the Target 401(k) Plan.

(c)        The Parties will establish a cash-based retention program in the aggregate dollar amount, and subject to the terms, conditions, and restrictions, set forth on Schedule 7.8(c) of the Company Disclosure Memorandum to promote employee retention and to incentivize employee efforts to consummate the Merger and the Bank Merger.

(d)         Company will, or will cause its Subsidiaries to, provide to (i) employees of Target or its Subsidiaries immediately prior to the Effective Time who are not offered continued employment with Company or its Subsidiaries, and (ii) Continuing Employees whose employment is involuntarily terminated by Company or its Subsidiaries without cause during the 12-month period immediately following the Effective Time (collectively, “Severed Employees”), in each case who are not otherwise entitled to severance or change in control benefits under an employment, change in control, or similar agreement, severance benefits in the amounts set forth on Schedule 7.8(d) of the Company Disclosure Memorandum, taking into account the number of years of service of the Severed Employees with Target or its Subsidiaries (or any predecessor entities) prior to the Effective Time and with Company or its Subsidiaries thereafter, and without taking into account any reduction after the Effective Time in the compensation paid to the Severed Employees.  Any such payments of severance benefits (including the timing of the same) shall be in compliance with or exempt from Section 409A of the Code.  For purposes of this Section 7.8(d), “cause” shall have the same meaning as provided in any written employment, change in control, or similar agreement between any Severed Employee and Company or its Subsidiaries (as successor to Target or its Subsidiaries or otherwise) on the date such Severed Employee’s employment is terminated or, if no such definition or employment agreement exists, “cause” shall mean conduct amounting to (i) fraud or dishonesty against or to Company or its Subsidiaries, (ii) intentional misconduct or knowing violation of Law in the course or scope of employment; (iii) repeated absences from work without a reasonable excuse; (iv) repeated intoxication with alcohol or drugs while on the premises of Company or its Subsidiaries during regular business hours; (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; (vi) a material breach of the terms of any agreement to which the Severed Employee and Company or its Subsidiaries are parties; or (vii) a material and repeated failure to perform reasonable and position-appropriate work assignments or follow applicable employment policies or procedures following written notice to the employee of such conduct and a reasonable opportunity to cure such conduct within not less than 10 days following notice to the employee.

(e)         Nothing in this Section 7.8 shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement or shall alter or limit the ability of the Surviving Corporation or any of its Subsidiaries to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them.  This Section 7.8 shall not (i) confer upon any employee of Target or its Subsidiaries any right to continued employment with the Surviving Corporation or any of its Subsidiaries or (ii) limit the right of the Surviving Corporation or any of its Subsidiaries to terminate the employment of any Continuing Employee.

(f)          Company, as the Surviving Corporation, will assume and honor, or will cause its Subsidiaries to assume and honor, in accordance with their respective terms, all Target Benefit Plans, including the Target Benefit Plans set forth on Schedule 7.8(f) of the Target Disclosure Memorandum.

Section 7.9          Indemnification.

(a)          For a period of six years after the Effective Time, (i) the Surviving Corporation shall indemnify, defend, and hold harmless, to the fullest extent permitted by applicable Law, each of the current and former directors, officers, and employees of Target and its Subsidiaries (each, an “Indemnified Party”) against any and all costs and expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, and liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including matters related to this Agreement or the transactions contemplated hereby), whether asserted or claimed prior to, at, or after the Effective Time, and based on, arising out of, or pertaining to the fact that he or she was a director, officer, or employee of Target or any of its Subsidiaries, or was serving at the request of Target or any of its Subsidiaries as a director, officer, employee, agent, trustee, or partner of another corporation, partnership, trust, joint venture, employee benefit plan, or other entity, and (ii) the Surviving Corporation shall also advance expenses as incurred by an Indemnified Party to the fullest extent permitted by applicable Law; provided that the Indemnified Party to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.  The Indemnified Party shall reasonably cooperate with the Surviving Corporation in the defense of any such claim, action, suit, proceeding, or investigation.

(b)        For a period of six years after the Effective Time, the Surviving Corporation shall maintain, or shall cause its Subsidiaries to maintain, in full force and effect the current policies of directors’ and officers’ liability insurance maintained by Target and its Subsidiaries (provided that the Surviving Corporation and its Subsidiaries may substitute therefor policies with a substantially comparable insurer providing for at least the same coverage and coverage amounts and containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of Target and its Subsidiaries arising out of matters existing or occurring at or prior to the Effective Time (including matters related to this Agreement or the transactions contemplated hereby); provided that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 250% of the current annual premium paid as of the date hereof by Target and its Subsidiaries for such insurance (the “Premium Cap”) and that, if such premiums for such insurance would at any time exceed the Premium Cap, the Surviving Corporation or its Subsidiaries shall cause to be maintained policies of insurance which, in the reasonable, good faith opinion of the Surviving Corporation, provide the maximum coverage available at an annual premium equal to the Premium Cap.  In lieu of the foregoing, Company may, or may cause its Subsidiaries to (and at the request of Company, Target will use commercially reasonable efforts to), obtain at or prior to the Effective Time one or more six-year “tail” policies under Target’s and/or its Subsidiaries’ existing directors’ and officers’ liability insurance policies providing coverage equivalent to that described in the preceding sentence if and to the extent the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.  If Company (or its Subsidiaries) or Target purchases any such “tail” policies, the Surviving Corporation shall, or shall cause its Subsidiaries to, maintain such “tail” policies in full force and effect and honor its obligations thereunder.

(c)         The obligations of Company, Target, and the Surviving Corporation under this Section 7.9 shall not be terminated or modified after the Effective Time in a manner which adversely affects any Indemnified Party, or any other Person entitled to the benefit of this Section 7.9, without the prior written consent of the affected Indemnified Party or other affected Person.

(d)         The provisions of this Section 7.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her estate, heirs, and legal and personal representatives.  If Company or any of its successors or assigns consolidates with or merges with or into any other Person and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other Person, or engages in any similar transaction, then, in each such case, Company or its successors or assigns shall cause proper provision to be made so that its successors and assigns will expressly assume the obligations set forth in this Section 7.9.

Section 7.10        Registration Statement.

(a)          As soon as reasonably practicable (and in any event, within 60 days) after the date of this Agreement the Parties will prepare and file with the SEC the Proxy Statement/Prospectus and Company will prepare and file with the SEC the Registration Statement (in which the Proxy Statement/Prospectus will be included as a prospectus), which in each case shall comply in all material respects with the requirements of the Exchange Act and the Securities Act (and the rules and regulations thereunder) applicable thereto.  Each of Company and Target shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof.  Company shall use reasonable best efforts to register or exempt from registration the Company Common Stock to be issued to holders of Target Common Stock as Merger Consideration under the state securities or “blue sky” Laws of all applicable jurisdictions, and to keep the Registration Statement and such state securities Laws or “blue sky” registrations or exemptions current and in effect for so long as is necessary to consummate the transactions contemplated by this Agreement.  Company shall have primary responsibility for preparing and filing the Registration Statement, provided that Company shall afford Target and its legal, financial, and accounting advisors a reasonable opportunity to review and provide comments on (i) the Registration Statement before it is filed with the SEC and (ii) all amendments and supplements to the Registration Statement and all responses to requests for additional information and replies to comments relating to the Registration Statement before the same are filed with or submitted to the SEC.  Each Party, to the extent permitted by applicable Law, shall deliver to the other Party copies of all material filings, correspondence, orders, and documents with, to, or from Governmental Entities, and shall promptly relay to the other Party the substance of any material oral communications with, to, or from Governmental Entities, in each case pertaining or relating to the Registration Statement or any documents or materials related thereto.

(b)         The Parties shall cooperate in the preparation of the Registration Statement and the Proxy Statement/Prospectus for the purpose of submitting this Agreement to the shareholders of Target for approval as soon as reasonably practicable.  Each Party will as promptly as reasonably practicable provide to the other Party any information of or relating to such Party or its Subsidiaries as the other Party reasonably requests for inclusion in the Registration Statement or the Proxy Statement/Prospectus.  Each Party covenants that none of the information supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement or any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) the Proxy Statement/Prospectus or any amendment or supplement thereto will, on the date the same is first mailed to the shareholders of Target or at the time of the Target Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any other document filed with any Governmental Entity in connection with the transactions contemplated by this Agreement will, at the time such document is filed, fail to comply as to form, in all material respects, with the provisions of applicable Law.

Section 7.11        Nasdaq Listing.  Company shall cause the shares of Company Common Stock to be issued as Merger Consideration in accordance with this Agreement to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

Section 7.12        Section 16 Matters.  Company and Target agree that, in order to most effectively compensate and retain those officers and directors of Target subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Target Insiders”), both prior to and after the Effective Time, it is desirable that the Target Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion or exchange of shares of Target Common Stock or Target Equity Awards in connection with the Merger and for that compensatory and retentive purpose agree to the provisions of this Section 7.12.  The Company board of directors and the Target board or directors, or in each case a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall prior to the Effective Time take all such action as may be required to cause (in the case of Target) any dispositions of Target Common Stock or Target Equity Awards by the Target Insiders, and (in the case of Company) any acquisitions of Company Common Stock by any Target Insiders, who, immediately following the Merger, will be officers or directors of Company subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.

Section 7.13       Takeover Laws.  Neither Company, Target, nor the board of directors of Company or Target shall knowingly take any action that would cause any Takeover Law to become applicable to this Agreement, the Merger, the Bank Merger, or any of the other transactions contemplated hereby, and Company and Target and their respective boards of directors shall take all necessary steps to exempt (or ensure the continued exemption of) this Agreement, the Merger, the Bank Merger, and the other transactions contemplated hereby from any applicable Takeover Law now or hereafter in effect.  If any Takeover Law should become, or should purport to be, applicable to the transactions contemplated by this Agreement, Company and Target and their respective boards of directors will grant such approvals and take such other actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Law.

Section 7.14        Litigation and Claims.  Each Party shall promptly notify the other Party in writing of any action, suit, litigation, or other proceeding instituted, initiated, or commenced, or to its Knowledge threatened to be instituted, initiated, or commenced, against such Party or any of its Subsidiaries, or any of its or its Subsidiaries’ directors or officers, relating to this Agreement or the transactions contemplated hereby.  Each Party shall give the other Party the opportunity to participate (at such other Party’s own expense) in the defense or settlement of any shareholder litigation involving such Party or any of its Subsidiaries, or any of its or its Subsidiaries’ directors or officers, relating to this Agreement or the transactions contemplated hereby.  Neither Party shall settle any such shareholder litigation without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that a Party shall not be obligated to consent to any settlement which does not include a full release of such Party and its Subsidiaries and affiliates or which imposes injunctive or other equitable relief after the Effective Time upon the Surviving Corporation or any of its Subsidiaries or affiliates.

Section 7.15        Operating Functions.  To the extent permitted by applicable Law, Target shall, and shall cause Target Bank to, reasonably cooperate with Company and Company Bank in connection with planning for the efficient and orderly combination of Company and Target, and Company Bank and Target Bank, and the operation of the Surviving Corporation and the Surviving Bank, and in preparing for the consolidation of appropriate operating functions and the conversion of the data processing and related electronic information technology systems of Target Bank to those used by Company Bank.  Notwithstanding the forgoing, this Section 7.16 shall not require Target or Target Bank to terminate any third-party service provider Contracts prior to the Effective Time.  Company will promptly reimburse Target and Target Bank upon request for reasonable out-of-pocket expenses, fees, and charges that Target or Target Bank incurs as a result of taking, at the request of Company, any action prior to the Effective Time to facilitate the conversion of the data processing and related electronic information technology systems of Target Bank to those of Company Bank.

Section 7.16        Assumption of Target Debt.  Company agrees to execute and deliver, or cause to be executed and delivered, at or prior to the Effective Time, one or more supplemental indentures and/or such other documents and instruments, as may be required for the due and full assumption by Company at the Effective Time of Target’s obligations in respect of any outstanding debt, notes, guarantees, securities, or other instruments, to the extent required by the terms thereof.

Section 7.17       Legal Conditions to Merger.  Subject in all respects to Section 7.4, each of Company and Target shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts (a) to take, or cause to be taken, all action necessary, proper, or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VIII, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with the other Party to obtain) any material consent, authorization, order, or approval of, or any exemption by or from, any Governmental Entity or any other third party that is required to be obtained by Company or Target or any of their respective Subsidiaries in connection with the Merger, the Bank Merger, or the other transactions contemplated by this Agreement, and (c) to obtain the tax opinions referenced in Section 8.2(d) and Section 8.3(d), including by executing and delivering certificates of officers of Company and Target containing certain representations reasonably satisfactory in form and substance to Company’s and Target’s legal counsel.

Section 7.18       Dividends.  After the date of this Agreement, to the extent permitted under the charter and bylaws of Company and the charter and bylaws of Target, each of Company and Target shall coordinate with the other the declaration of any dividends in respect of Company Common Stock and Target Common Stock, and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Target Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Target Common Stock and any shares of Company Common Stock such holders receive in exchange therefor in the Merger.

Section 7.19       Mortgage Subsidiary.  Unless otherwise agreed by Company, Target shall, and shall cause Target Bank to, use their respective reasonable best efforts to, prior to or at the Closing, divest the entirety of Target Bank’s membership interest in Reliant Mortgage Ventures, LLC, a Tennessee limited liability company (“RMV”), or acquire the membership interest(s) of all other holder(s) of RMV membership interests, in either case upon such terms and subject to such conditions as mutually agreed upon by the Parties.

ARTICLE VIII
CONDITIONS TO CONSUMMATION OF MERGER

Section 8.1        Conditions to Each Party’s Obligation.  The respective obligation of each Party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by such Party prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

(a)          Target Shareholder Approval.  This Agreement shall have been duly approved by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law.

(b)          Regulatory Approvals.  All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been termination, and no such Requisite Regulatory Approval shall have resulted in the imposition of a Burdensome Condition.

(c)          Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding by the SEC to suspend the effectiveness of the Registration Statement shall be ongoing.

(d)          Nasdaq Listing.  The shares of Company Common Stock to be issued to holders of Target Common Stock pursuant to this Agreement upon consummation of the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

(e)          No Injunction; Illegality.  There shall not be in effect any order, decree, or injunction of any Governmental Entity that enjoins or prohibits the consummation of the Merger or the Bank Merger, and no Governmental Entity of competent jurisdiction shall have instituted any action, suit, or proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger.  No Law shall have been enacted, entered, promulgated, or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger or the Bank Merger.

Section 8.2          Conditions to Obligation of Target.  The obligation of Target to consummate the Merger is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by Target prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

(a)         Representations and Warranties of Company.  The representations and warranties of Company contained in Section 5.2(c)(i) (Capitalization) and Section 5.2(k)(i) (Absence of Certain Changes or Events) shall be true and correct in all respects (other than, in the case of Section 5.2(c)(i) (Capitalization) only, inaccuracies which, individually and in the aggregate, are de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date).  The representations and warranties of Company contained in Section 5.2(a) (Organization and Qualification), Section 5.2(c)(ii) (Capitalization), Section 5.2(d) (Authority), and Section 5.2(r) (Broker Fees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date).  All other representations and warranties of Company contained in Article V shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on Company; provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier.

(b)          Performance of Obligations of Company.  Company shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by Company under this Agreement prior to or at the Closing.

(c)        Officers’ Certificate.  Target shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of Company, and otherwise in form and substance reasonably satisfactory to Target, to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

(d)         Tax Opinion.  Target shall have received a written opinion from K&L Gates LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Target, to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering its opinion, such counsel may require and rely upon representations contained in certificates of officers of Target and Company reasonably satisfactory in form and substance to such counsel.

(e)         No Material Adverse Effect.  Since March 31, 2021, there shall not have been any effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had, or would reasonably be expected to have, a Material Adverse Effect on Company.

Section 8.3         Conditions to Obligation of Company.  The obligation of Company to consummate the Merger is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by Company prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

(a)          Representations and Warranties of Target.  The representations and warranties of Target contained in Section 4.2(c)(i) (Capitalization) and Section 4.2(k)(i) (Absence of Certain Changes or Events) shall be true and correct in all respects (other than, in the case of Section 4.2(c)(i) (Capitalization) only, inaccuracies which, individually and in the aggregate, are de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date).  The representations and warranties of Target contained in Section 4.2(a) (Organization and Qualification), Section 4.2(c)(ii) (Capitalization), Section 4.2(d) (Authority), and Section 4.2(v) (Broker Fees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date).  All other representations and warranties of Target contained in Article IV shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on Target; provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier. (b)Performance of Obligations of Target.  Target shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by Target under this Agreement prior to or at the Closing.

(c)         Officers’ Certificate.  Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of Target, and otherwise in form and substance reasonably satisfactory to Company, to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d)        Tax Opinion.  Company shall have received a written opinion from Nelson Mullins Riley & Scarborough LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Company, to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering its opinion, such counsel may require and rely upon representations contained in certificates of officers of Target and Company reasonably satisfactory in form and substance to such counsel.

(e)         No Material Adverse Effect.  Since March 31, 2021, there shall not have been any effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had, or would reasonably be expected to have, a Material Adverse Effect on Target.

(f)          FIRPTA Certificate.  Target shall have delivered to Company (i) a statement conforming to the requirements of Treasury Regulation Section 1.897-2(h) that Target is not a “U.S. real property holding corporation” and (ii) evidence of the filing of notice of such statement with the IRS reasonably satisfactory to Company.

ARTICLE IX
TERMINATION

Section 9.1          Termination.  This Agreement may be terminated at any time prior to the Effective Time (or as otherwise indicated):

(a)          by mutual written agreement of Company and Target;

(b)         by Company (provided that Company is not then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by Target of any representation, warranty, covenant, or agreement contained in this Agreement, or by Target (provided that Target is not then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by Company of any representation, warranty, covenant, or agreement contained in this Agreement, in either case which breach (i) individually or in the aggregate with all other such breaches, would, if occurring or continuing on the Closing Date, result in the failure of any condition set forth in Section 8.3 (in the case of termination by Company) or any condition set forth in Section 8.2 (in the case of termination by Target) and (ii) has not been, or by its nature or as a result of timing cannot be, cured by the earlier of March 31, 2022, and the date which is 30 days after written notice of such breach is given by the terminating Party to the breaching Party;

(c)          by either Company or Target, in the event the shareholders of Target fail to approve, by the requisite vote, this Agreement and the transactions contemplated hereby at the Target Meeting, provided that Target shall only be entitled to terminate this Agreement under this Section 9.1(c) if Target has complied in all material respects with, and there has been no material breach by Target of, its obligations and covenants contained in Section 7.7;

(d)          by either Company or Target, in the event any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and non-appealable; provided, however, that a Party shall not be entitled to terminate this Agreement under this Section 9.1(d) if such denial shall be due to the failure of such Party to perform or observe any of its obligations or covenants contained in this Agreement;

(e)          by either Company or Target, in the event any Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, decree, or injunction enjoining or prohibiting the consummation of the Merger or the Bank Merger or shall have enacted, entered, or promulgated any Law which prohibits or makes illegal the consummation of the Merger or the Bank Merger; provided, however, that a Party shall not be entitled to terminate this Agreement under this Section 9.1(e) if such action of such Governmental Entity shall be due to the failure of such Party to perform or observe its obligations or covenants contained in this Agreement;

(f)          by either Company or Target, in the event the Merger is not consummated by March 31, 2022, unless the failure to consummate the Merger by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe its obligations or covenants contained in this Agreement;

(g)         by Company prior to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law, in the event that (i) Target materially breaches Section 7.1 or Section 7.7 or (ii) the board of directors of Target makes a Target Change of Recommendation;

(h)         by Target prior to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law, for the purpose of entering into an agreement with respect to a Superior Proposal, provided that there has been no material breach by Target of Section 7.1 or Section 7.7; or

(i)          by Target, if both (i) the Average Closing Price is less than the product of the Beginning Closing Price multiplied by 0.80 (rounded to the nearest hundredth) and (ii) (A) the Company Closing Price Ratio is less than (B) the difference between (1) the Index Ratio and (2) 0.20; provided, however, that Target must elect to terminate this Agreement under this Section 9.1(i) by written notice (the “Termination Notice”) given to Company within two Business Days after the Determination Date and that Target’s right of termination shall be subject to the right of Company provided for below to increase the Exchange Ratio and/or make cash payments to holders of Target Common Stock. During the three Business Day period immediately following the day on which Company receives the Termination Notice (the “Election Period”), Company shall have the right and option, in its sole and absolute discretion, to (x) increase the Exchange Ratio (calculated to the nearest one ten-thousandth), (y) provided that it does not and will not prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, make cash payments to holders of Target Common Stock, as additional Merger Consideration (in addition to, and not in lieu of, issuing shares of Company Common Stock), or (z) provide any combination of the items set forth in the foregoing clauses (x) and (y), but subject to the limitations stated therein, such that, as a result of any such adjustment, the value of the Merger Consideration issuable or payable in respect of each share of Target Common Stock is not less than the Minimum Per Share Merger Consideration. If Company elects to increase the Exchange Ratio and/or make cash payments as aforesaid, Company shall give written notice of such election (the “Fill Notice”) to Target during the Election Period, which Fill Notice shall specify the amount of any such increase and/or cash payments, whereupon no termination of this Agreement shall occur, or be deemed to have occurred, pursuant to this Section 9.1(i) and this Agreement shall remain in full force and effect in accordance with its terms (with the Exchange Ratio modified and/or cash payments to be made, as additional Merger Consideration, in accordance with this Section 9.1(i) as set forth in the Fill Notice). If Company does not timely elect to increase the Exchange Ratio and/or make cash payments as aforesaid, then Target may terminate this Agreement at any time after the end of the Election Period. Notwithstanding anything to the contrary in Section 10.7, for purposes of this Section 9.1(i), notices shall be deemed given, delivered, and effective when transmitted via confirmed email; provided that if any such email is transmitted after 5:00 p.m. local time of the recipient, or on a day other than a Business Day, it shall be deemed given, delivered, and effective on the next following Business Day.

Section 9.2          Effect of Termination.  In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall become null and void and have no further force or effect and neither Company nor Target nor any of their respective Subsidiaries, nor the officers or directors of any of the foregoing, shall have any liability or obligations of any nature under this Agreement or in connection with the transactions contemplated hereby, except that (a) Section 7.3(c), Section 7.6, this Section 9.2, Section 9.3, and Article X shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary contained in this Agreement, neither Company nor Target shall be relieved or released from any liability or damages arising out of its fraud or its willful and material breach of any provision of this Agreement occurring prior to termination (which damages, in the case of fraud or a willful and material breach by Company, shall include the loss to the holders of Target Common Stock and Target Equity Awards of the economic benefits of the Merger, including the loss of the premium offered to holders of Target Common Stock and Target Equity Awards, it being understood that Target shall be entitled to pursue damages for such losses and to enforce the right to recover such losses on behalf of its shareholders and the holders of Target Equity Awards in its sole and absolute discretion, and any amounts received by Target in connection therewith may be retained by Target).

Section 9.3          Termination Fee.

(a)          In the event that, after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the board of directors or senior management of Target or shall have been made directly to the shareholders of Target, or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal, in each case with respect to Target, and (i) either (A) thereafter this Agreement is terminated by Company or Target pursuant to Section 9.1(f) without the shareholders of Target having approved this Agreement in accordance with Target’s charter and bylaws and applicable Law (and all other conditions set forth in Section 8.1 and Section 8.2 were satisfied or were capable of being satisfied prior to such termination), (B) thereafter this Agreement is terminated by Company pursuant to Section 9.1(b) as a result of a willful and material breach by Target, or (C) thereafter this Agreement is terminated by Company or Target pursuant to Section 9.1(c) and (ii) prior to the date that is 12 months after the date of such termination of this Agreement, Target enters into a definitive agreement with respect to or consummates an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Target shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such Acquisition Proposal, pay Company a fee of $18,380,000 (the “Termination Fee”); provided that for purposes of this Section 9.3(a), all references in the definition of Acquisition Proposal to “20% or more” shall be deemed to instead be references to “more than 50%.”

(b)          In the event that this Agreement is terminated by Company pursuant to Section 9.1(g), then Target shall pay Company the Termination Fee not later than two Business Days after the date of termination of this Agreement.

(c)          In the event that this Agreement is terminated by Target pursuant to Section 9.1(h), then Target shall pay Company the Termination Fee not later than two Business Days after the date of termination of this Agreement.

Section 9.4          Other Agreements.  Any Termination Fee or other amounts payable in accordance with this Article IX shall be paid by wire transfer of same-day funds.  Each Party acknowledges that the agreements contained in Section 9.2, Section 9.3, and this Section 9.4 are an integral part of the transactions contemplated by this Agreement and that absent such agreements the other Party would not have entered into this Agreement.  In the event a Party fails to timely make payment of any amounts due and payable by such Party under this Article IX, the Party failing to make such payment shall pay or reimburse the Party entitled to receive such payment all costs and expenses (including attorneys’ fees and expenses and court costs) incurred by such Party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such amounts unpaid at the “prime rate” (U.S.) prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.  The Termination Fee and any other amounts payable pursuant to this Article IX shall constitute liquidated damages (and not a penalty) and, except in the case of fraud or willful and material breach of this Agreement, shall be the sole monetary remedy of Company in the event this Agreement is terminated under the circumstances described in Section 9.3.

ARTICLE X
MISCELLANEOUS

Section 10.1       Survival.  None of the representations, warranties, covenants, or agreements contained in this Agreement shall survive the Effective Time (other than those covenants and agreements contained herein that by their express terms are to be observed or performed after the Effective Time) or the termination of this Agreement (other than Section 7.3(c), Section 7.6, Section 9.2, Section 9.3, Section 9.4, and this Article X, each of which shall survive any such termination).

Section 10.2        Interpretation.  When reference is made in this Agreement to an article, section, exhibit, or schedule, such reference shall be to an article or section of or exhibit or schedule to this Agreement, unless otherwise indicated.  The headings appearing in this Agreement have been inserted for purposes of convenience of reference only and shall not affect the meaning of, or be given any force or effect in the construction or interpretation of, this Agreement.  Whenever the words “include,” “includes,” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not actually followed by such words.  Any singular term used in this Agreement shall be deemed to include the plural, and any plural term the singular.  Any gender reference in this Agreement shall be deemed to include all genders.  All references in this Agreement to a specific statute shall be deemed to refer to all regulations and authoritative guidance issued thereunder, and all references in this Agreement to a statute, regulation, or other guidance shall also be deemed to refer to such statute, regulation, or guidance, as amended from time to time, and to any superseding statute, regulation, or guidance.  Any document or item will be deemed “delivered,” “provided,” or “made available” to a Party within the meaning of this Agreement if such document or item is (a) made available to such Party specifically for review in person by the other Party or its representatives, (b) contained and accessible by such Party for a continuous period of at least 48 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date hereof) or the Closing Date (if to be delivered, provided, or made available prior to Closing) in the Intralinks electronic data room established by Target or its financial advisor(s) in connection with the transactions contemplated by this Agreement (to which Company and its designated representatives had access rights during such period) or via the ShareFile folders established and made available by Company in connection with the transactions contemplated by this Agreement (to which Target and its designated representatives had access rights during such period), or (c) filed by a Party with the SEC and publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC at least 48 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date of this Agreement) or the Closing Date (if to be delivered, provided, or made available prior to Closing).  All references to “dollars” or “$” in this Agreement are to U.S. dollars.  Whenever the words “as of the date hereof” are used in this Agreement, such date shall be deemed the date of this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 10.3       Amendment; Waiver.  This Agreement may be amended, modified, or supplemented at any time, either before or after approval of this Agreement by the shareholders of Target, by, but only by, a written instrument executed by each of the Parties; provided, however, that, after the approval of this Agreement by the shareholders of Target, there may not be, without further approval of such shareholders, any amendment, modification, or supplement of or to this Agreement that requires further approval of or by such shareholders under applicable Law.  Prior to the Effective Time, any provision of this Agreement may be waived by the Party or Parties entitled to the benefits thereof, provided that any such waiver shall be in writing and executed by the Party or Parties granting such waiver.

Section 10.4       Counterparts; Electronic Delivery.  This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.  This Agreement and any other agreement or instrument entered into in connection with this Agreement, as well as any amendments, modifications, supplements, or waivers hereto or thereto or hereunder or thereunder, if signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated for all purposes as an original agreement or instrument and shall be considered to have the same binding legal force and effect as if it were the original signed version thereof delivered in person.

Section 10.5        Governing Law.  This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of Tennessee, without regard to conflict of laws principles.

Section 10.6        Expenses.  Except as expressly otherwise provided in this Agreement, each Party shall be responsible for and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that the costs and expenses of printing and mailing the Proxy Statement/Prospectus and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger or the Bank Merger shall be borne by Company.

Section 10.7       Notices.  All notices, requests, consents, and other communications required or permitted under or related to this Agreement shall be in writing and shall be deemed given, delivered, and effective (i) when delivered, if delivered personally, (ii) on the third Business Day after mailing, if mailed by first class U.S. Mail, postage prepaid and return receipt requested, or (iii) on the first Business Day after mailing, if sent by a nationally recognized overnight delivery service, in each case to the Parties at the following addresses (or such other addresses as the Parties may designate from time to time by notice given in accordance with this Section 10.7):

If to Company:	with a copy (which shall not constitute notice) to:

United Community Banks, Inc.	Nelson Mullins Riley & Scarborough
Attention: Melinda Davis Lux	Attention: Neil Grayson and Lee Kiser
2 West Washington Street, Suite 700	2 West Washington Street, Suite 400
Greenville, SC 29601	Greenville, SC 29601

If to Target:	with a copy (which shall not constitute notice) to:

Reliant Bancorp, Inc.	K&L Gates LLP
Attention: Chief Executive Officer	Attention: Adam G. Smith
6100 Tower Circle, Suite 120	222 Second Avenue South, Suite 1700
Franklin, TN 37067	Nashville, TN 37201

Section 10.8        Entire Agreement; Third Party Beneficiaries.  This Agreement, including and together with the Exhibits and Schedules hereto and the Disclosure Memoranda, the Voting Agreements, and the Confidentiality Agreement (but only to the extent the Confidentiality Agreement is not inconsistent with any provision of this Agreement) represent the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede any and all prior agreements, understandings, and arrangements, whether written or oral, between the Parties with respect to such subject matter.  This Agreement is made solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement, except that the Indemnified Parties (and their estates, heirs, and legal and personal representatives) are intended third-party beneficiaries of this Agreement to the extent, but only to the extent, provided in Section 7.9.

Section 10.9        Severability.  In the event any term or provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason or in any respect, (a) such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity, legality, or enforceability of the remainder of this Agreement, which shall be and remain in full force and effect enforceable in accordance with its terms, and (b) the Parties shall use commercially reasonable efforts to substitute for such invalid, illegal, or unenforceable term or provision an alternative term or provision which, insofar as practicable, implements the original purposes and intent of this Agreement.

Section 10.10     Assignment.  No Party may assign or delegate this Agreement or any of its rights, interests, duties, or obligations hereunder without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.11     Specific Performance.  The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement (including the obligation of a Party to consummate the Merger), in addition to any other remedy to which such Party is entitled at law or in equity.  Each Party hereby further waives any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 10.12      Submission to Jurisdiction.  EACH PARTY KNOWINGLY AND VOLUNTARILY HEREBY (A) IRREVOCABLY SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF TENNESSEE LOCATED IN NASHVILLE, DAVIDSON COUNTY, TENNESSEE, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT NO SUCH STATE COURT HAS JURISDICTION, THE U.S. DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE, NASHVILLE DIVISION (THE “STIPULATED COURTS”), IN RESPECT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING UNDER, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO, (B) IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN OR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING THAT SUCH PARTY IS NOT SUBJECT TO THE JURISDICTION OF THE STIPULATED COURTS, THAT SUCH CLAIM, ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE STIPULATED COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE, OR THAT THIS AGREEMENT MAY NOT BE CONSTRUED, INTERPRETED, OR ENFORCED IN OR BY THE STIPULATED COURTS, AND (C) IRREVOCABLY AGREES THAT ALL CLAIMS A PART OF OR WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING SHALL BE HEARD AND DETERMINED BY THE STIPULATED COURTS.  THE PARTIES HEREBY GRANT THE STIPULATED COURTS JURISDICTION OVER THE PERSONS OF THE PARTIES AND, TO THE EXTENT PERMITTED BY LAW, OVER THE SUBJECT MATTER OF ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

Section 10.13      Jury Trial Waiver.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING UNDER, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.14     Confidential Supervisory Information.  Notwithstanding any other provision of this Agreement, no disclosure, representation, or warranty shall be made (or other action taken) pursuant to this Agreement, if the same would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. 261.2(c) and as identified in 12 C.F.R. 309.5(g)(8)) of a Governmental Entity by any party to this Agreement where such disclosure is prohibited by applicable Law.  To the extent legally permissible, appropriate substitute disclosures, representations, warranties, or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

(Signature Page Follows)

          IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:	/s/ H. Lynn Harton
Name:	H. Lynn Harton
Title:	President and Chief Executive Officer

RELIANT BANCORP, INC.

By:	/s/ DeVan D. Ard, Jr.
Name:	DeVan D. Ard, Jr.
Title:	Chairman and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

EXHIBIT A

FORM OF VOTING AGREEMENTS

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated July [●], 2021 (the “Effective Date”), is entered into by and between United Community Banks, Inc., a Georgia corporation (“Company”), and [●] (“Shareholder”).

R E C I T A L S

A.          Concurrently with the parties’ execution of this Agreement, Company and Reliant Bancorp, Inc., a Tennessee corporation (“Target”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) providing for, among other things, the merger of Target with and into Company (the “Merger”) and, generally, the conversion of the outstanding shares of Target Common Stock (as defined below) into the right to receive the Merger Consideration.

B.           As a condition to its willingness to enter into the Merger Agreement, Company has required that Shareholder execute and deliver this Agreement.

C.           In order to induce Company to enter into the Merger Agreement, Shareholder is willing to make certain representations, warranties, covenants, and agreements with respect to the shares of common stock, $1.00 par value, of Target (“Target Common Stock”) which are “beneficially owned” (within the meaning of Rule 13d-3 (“Rule 13d-3”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by Shareholder, the number of such shares of Target Common Stock beneficially owned by Shareholder as of the date of this Agreement being set forth below Shareholder’s signature on the signature page to this Agreement (the “Owned Shares,” and together with any additional shares of Target Common Stock or any other class or series of capital stock of the Target contemplated by Section 7, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Any capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

2.           Shareholder Representations.  Shareholder represents and warrants to Company that:

(a)         As of the date of this Agreement, Shareholder is the beneficial owner (within the meaning of Rule 13d-3) of, and has good title to, all of the Owned Shares. Except as may be otherwise noted on Schedule I attached hereto, the Owned Shares are owned by Shareholder free and clear of any Liens and, except for this Agreement, there are no options or other rights, agreements, arrangements, or commitments of any kind to which Shareholder is a party or by or to which Shareholder or the Owned Shares are bound or subject relating to the pledge, transfer, disposition, or voting of any of the Owned Shares, and there is no voting trust or voting agreement with respect to the Owned Shares.

(b)         As of the date of this Agreement, Shareholder does not beneficially own (within the meaning of Rule 13d-3) any shares of Target Common Stock, or any shares of any other class or series of capital stock of Target, other than the Owned Shares.

(c)         Shareholder has all necessary legal power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a legal, valid, and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

(d)         Neither the execution or delivery of this Agreement by Shareholder nor the performance by Shareholder of this Agreement will (i) violate, result in a breach of, or constitute a default under any agreement to which Shareholder is a party or by which Shareholder or the Owned Shares are bound or (ii) to Shareholder’s knowledge, violate any Law applicable to Shareholder or the Owned Shares, except for such violations, breaches, and defaults as would not prevent, or materially impede the performance by Shareholder of Shareholder’s obligations under this Agreement.

(e)         No consent or approval of or filing with any Governmental Entity, on the part of Shareholder, is required in connection with the execution and delivery of this Agreement by Shareholder or the performance by Shareholder of this Agreement, except where the failure to obtain any such consents or approvals or to make any such filings would not prevent or materially impede the performance by Shareholder of Shareholder’s obligations under this Agreement.

3.           Agreement to Vote Shares.  Shareholder irrevocably and unconditionally agrees that, during the term of this Agreement (as specified in Section 8), Shareholder will, at any meeting (whether annual or special and including any adjourned meeting) of the shareholders of Target, (a) appear at such meeting (in person or by proxy) or otherwise cause all of the Shares to be counted as present at such meeting for purposes of establishing a quorum, and (b) vote the Shares, or cause any holder of record of the Shares to vote the Shares, (i) in favor of approval of the Merger Agreement, (ii) in favor of approval of any proposal to adjourn such meeting, if necessary to solicit additional proxies (1) to secure the quorum necessary to conduct the business of such meeting or (2) in favor of approval of the Merger Agreement, (iii) against any Acquisition Proposal, (iv) against any action or proposal which would reasonably be expected to result in a material breach of any representation, warranty, covenant, or agreement of Target contained in the Merger Agreement or of Shareholder contained in this Agreement, and (v) against any action or proposal that would reasonably be expected to prevent or materially impede the consummation of the Merger; provided, however, that, if the manner in which the Shares (or any portion thereof) are owned is such that Shareholder does not have the absolute right to cause the Shares (or any portion thereof) to be counted as present at any such meeting and/or to be so voted, Shareholder shall use Shareholder’s reasonable best efforts to cause the Shares to be so counted as present and to be so voted.

4.           No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain with and belong to Shareholder. Shareholder (a) is entering into this Agreement solely on Shareholder’s own behalf and, except as expressly set forth in this Agreement, shall not have any obligation to perform on behalf of any other shareholder of Target and (b) by entering into this Agreement, does not intend to form a “group” for purposes of Rule 13d-5(b)(1) promulgated by the SEC under the Exchange Act, or any other similar provision of applicable Law, with any other shareholder(s) of Target.

5.           No Voting Trust or Other Arrangement. Shareholder agrees that Shareholder will not, and will not direct or permit any Person under Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxy with respect to the Shares inconsistent with the intent of this Agreement, or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than agreements entered into with Company.

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6.           Restrictions on Transfer.  Shareholder agrees that, during the term of this Agreement (as specified in Section 8), Shareholder will not, directly or indirectly, sell, transfer, exchange, assign, pledge, or otherwise dispose of or encumber (collectively, “Transfer”) any of the Shares, or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of any of the Shares or Shareholder’s voting or economic interest therein; provided, however, that this Section 6 shall not prohibit (a) a Transfer of the Shares (or any portion thereof) by Shareholder if, as a precondition to such Transfer, the transferee agrees in a written instrument, reasonably satisfactory in form and substance to Company, to be bound by the terms of this Agreement (including without limitation the provisions of Section 3 hereof pertaining to the voting of the Shares); (ii) a Transfer of the Shares by will or by operation of law, in which case this Agreement shall bind the transferee; or (iii) a Transfer of the Shares (or any portion thereof) by Shareholder to Target in connection with the vesting, exercise, or settlement of Target Equity Awards, including in connection with the satisfaction of any attendant tax withholdings obligations. Any attempted Transfer of the Shares or any interest therein in violation of this Section 6 shall be null and void.

7.           Additional Shares.  Shareholder agrees that all shares of Target Common Stock, and all shares of any other class or series of capital stock of Target, that Shareholder purchases, acquires the right to vote (other than as a named proxy), or otherwise acquires beneficial ownership (within the meaning of Rule 13d-3) of after Shareholder’s execution of this Agreement (including without limitation any shares of Target Stock issued as a dividend or in connection with a stock split or other distribution, recapitalization, or reclassification or shares issuable upon the conversion, vesting, exercise, or settlement of any Target Equity Award shall be subject to the terms of this Agreement and shall constitute “Shares” for all purposes of this Agreement.

8.           Term; Termination.  The term of this Agreement shall commence on the Effective Date, and this Agreement shall terminate upon the earliest to occur of (a) the Closing Date and (b) the termination of the Merger Agreement in accordance with its terms. Upon the termination of this Agreement, no party hereto shall have any further or continuing obligations or liability hereunder; provided, however, that the termination of this Agreement shall not relieve a party hereto of any liability for any breach of this Agreement occurring prior to the termination of this Agreement.

9.           No Agreement as Director or Officer.  Shareholder makes no agreement or understanding herein in Shareholder’s capacity as a director or officer of Target or any Affiliate of Target. Shareholder has executed this Agreement solely in Shareholder’s capacity as a beneficial owner of the Shares, and nothing in this Agreement (a) is intended to, or shall, limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as a director or officer of Target or any Affiliate of Target, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) will be construed to prohibit, limit, inhibit, or restrict Shareholder from exercising and fulfilling Shareholder’s fiduciary duties as a director or officer of Target or any Affiliate of Target, including with respect to any Superior Proposal or Target Change of Recommendation.

10.         Specific Performance.  Each party hereto acknowledges that it would be difficult, if not impossible, to measure in money the damage to the other party if such party fails to comply with any of the obligations imposed on such party by this Agreement, that every such obligation is material, and that, in the event of any such failure, the other party will not have an adequate remedy at law or adequate damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy (including the remedy of specific performance), in addition to remedies at law and/or damages, is an appropriate remedy for any such failure and that it will not oppose the seeking of such relief on the basis that a party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party seeking or obtaining any such injunctive relief or other equitable remedy.

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11.         Entire Agreement; Amendment; Waivers.  This Agreement supersedes all prior agreements, written and oral, between the parties hereto with respect to the subject matter hereof and contains the entire, integrated agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the parties hereto. No waiver of any provision hereof by a party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.         Disclosure.  Shareholder expressly authorizes Company and Target and their respective Affiliates to disclose in any announcement, filing, or disclosure required by the SEC, the Proxy Statement/Prospectus, and any other filings made with a Governmental Entity in connection with the Merger Agreement or the transactions contemplated thereby, Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement.

13.         Miscellaneous.

(a)         This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Tennessee, without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Tennessee.

(b)         Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the rights or obligations of the parties arising hereunder, or for recognition or enforcement of any judgment in respect of this Agreement or the rights and obligations of the parties arising hereunder, brought by the other party or its heirs, beneficiaries, legal or personal representatives, successors, or assigns shall be brought and determined exclusively in a Tennessee state court located in Nashville, Davidson County, Tennessee, or in the event (but only in the event) that no such state court has jurisdiction, the United States District Court for the Middle District of Tennessee, Nashville Division (the “Stipulated Courts”). Each of the parties hereto hereby irrevocably submits, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Stipulated Courts and agrees that it will not bring any action or proceeding relating to this Agreement or the rights or obligations of the parties arising hereunder in any court or tribunal other than the Stipulated Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, by counterclaim, or otherwise, in any action or proceeding with respect to this Agreement or the rights or obligations of the parties arising hereunder, or for recognition or enforcement of any judgment in respect of this Agreement or the rights and obligations of the parties arising hereunder, (i) any claim that it is not, for any reason, personally subject to the jurisdiction of the Stipulated Courts, (ii) any claim that it or its property is exempt or immune from the jurisdiction of the Stipulated Courts or from any legal process commenced in the Stipulated Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (1) the action or proceeding in the Stipulated Courts is brought in an inconvenient forum, (2) the venue of such action or proceeding is improper, or (3) this Agreement, or the subject matter hereof, may not be enforced in or by the Stipulated Courts.

(c)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(C).

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(d)         If any term or provision of this Agreement is determined to be invalid, illegal, or unenforceable in any jurisdiction, the invalidity, illegality, or unenforceability of such term or provision shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon any determination that any term or provision of this Agreement is invalid, illegal, or unenforceable, the parties hereto will negotiate in good faith to modify this Agreement in a mutually acceptable manner so as to effect the original intent of the parties as closely as possible.

(e)         This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. An executed counterpart of this Agreement delivered by email or other electronic means shall have the same force and effect as a counterpart bearing an original signature personally delivered.

(f)          The section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning of, or be given any force or effect in the construction or interpretation of, this Agreement.

(g)         Neither this Agreement nor any of the rights, interests, duties, or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, and any such assignment or delegation without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, beneficiaries, legal and personal representatives, successors, and permitted assigns.

(h)         Shareholder acknowledges that, prior to executing this Agreement, Shareholder has had the opportunity to consult with Shareholder’s own legal counsel concerning the subject matter, terms, conditions, and implications of this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement effective as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:
Name:	H. Lynn Harton
Title:	President and Chief Executive Officer

[●]

Owned Shares: [●]

(Signature Page to Voting Agreement)

SCHEDULE I

Encumbrances